                                            EXHIBIT 10.8 OF FORM 10-QSB


                    PRINCETON DENTAL MANAGEMENT CORPORATION

                SERIES A 11.75% CUMULATIVE CONVERTIBLE PREFERRED
                            STOCK PURCHASE AGREEMENT


         This SERIES A 11.75% CUMULATIVE CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement"), consists of 37 pages, and is made and entered into as of April 22, 1996 between PRINCETON DENTAL MANAGEMENT CORPORATION, a Delaware corporation (the "Company"), FRANK LEONARD LAPORT ("FLL"), BEVERLY TRUST COMPANY, AS CUSTODIAN OF THE FRANK LEONARD LAPORT ROLLOVER INDIVIDUAL RETIREMENT ACCOUNT NUMBER 75-49990 (the "Laport IRA" and, collectively with FLL, "Laport") and AMSTERDAM EQUITIES LIMITED ("Amsterdam") (collectively, "Purchasers").


                                R E C I T A L S:

         WHEREAS, the Company is involved in the acquisition, consolidation and management of dental practices and dental laboratories throughout the United States; and

         WHEREAS, Purchasers desire to purchase and the Company desires to issue and sell to Purchasers up to $1,950,000 of Series A 11.75% Cumulative Convertible Preferred Stock of the Company, $1.00 par value per share, on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Purchasers and the Company hereby agree as follows:


                                  ARTICLE VII

                              GENERAL; DEFINITIONS

         7.1 Recitals. The parties hereto adopt the foregoing Recitals and agree and affirm that construction of this Agreement shall be guided thereby.

         7.2 Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this Agreement:






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                 Agent means a bank, trust company, title company, or law
         firm designated by the Purchasers by written notice to the Company, who shall act as escrow agent under the terms of this Agreement and the Certificate of Designation.

                 Affiliate as applied to any Person means (a) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person or (b) any other Person that owns or controls 5% or more of any class of equity securities of that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, the holders of the Preferred Shares or their affiliates shall not be deemed to be Affiliates of the Company for purposes of this Agreement solely by virtue of its ownership of the Preferred Shares.

                 Agreement is defined in the Preamble.

                 Amsterdam Warrant No. 1 means a Warrant to Purchase up to 3,588,750 Unregistered Shares of Common Stock, dated the Closing Date and issued in the name of Lender.

                 Amsterdam Warrant No. 2 means a Warrant to Purchase up to 268,125 Unregistered Shares of Common Stock in the form attached hereto as Exhibit F, dated the Closing Date and issued in the name of Amsterdam.

                 Assignees is defined in Article VIII.

                 Assignment is defined in Article VIII.

                 Authorized Representative means the President of the Company or such other officers of the Company as are designated in writing by the Company to the Purchasers.

                 Blue Sky Laws is defined in Section 4.2.3.

                 Business Day means any day other than a Saturday, Sunday, holiday or other day on which banking institutions in Chicago, Illinois or the Bahamas are authorized or required by law to close or are otherwise closed.

                 Capital Lease Obligation means, with respect to any Person, the obligations of such Person under a lease of property which, in accordance with GAAP, should be capitalized on the lessee's balance sheet where such Person is the lessee.






                                 Page 2 of 37
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                 Certificate of Designation means the Company's Certificate of
         Designation setting forth the preferences, conversion and other rights of the Preferred Shares which is attached hereto as Exhibit E.

                 Closing Date means the date hereof.

                 Code means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                 Contingent Liability means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable (by direct or indirect agreement, contingent or otherwise) to provide funds for payment, to supply funds to, or otherwise to invest in a debtor or otherwise to assure a creditor against loss, the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or for the payment of dividends or other distributions upon the shares of any other Person or undertakes or agrees (contingently or otherwise) to purchase, repurchase, or otherwise acquire or become responsible for any Indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof (whether in form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition of any other Person, or to make payment or transfer property to any other Person other than for value received. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the debt, obligation or other liability guaranteed or supported thereby.

                 Convertible Debt Agreement means that certain Convertible Debt Agreement of even date herewith between the Company and Amsterdam.

                 Convertible Loan has the meaning set forth in the Convertible Debt Agreement.

                 Convertible Secured Notes mean a convertible secured note of the Company delivered by the Company to Lender pursuant to Section 2.1 of the Convertible Debt Agreement.

                 Default means any Event of Default, defined in Section 7.1 or Unmatured Event of Default.

                 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                 ERISA Affiliate means any corporation, partnership, trade or business or other entity which is a member of the same controlled group as the Company under common control with the Company, a member of the same affiliated service group or otherwise






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
         treated as a single employer with the Company under Sections 414(b),
         (c), (m), (n), or (o) of the Code.

                 Existing Group Indebtedness means the Existing Amsterdam Indebtedness, the Existing Laport Indebtedness and the Existing Kessler Indebtedness.

                 Existing Kessler Indebtedness means that portion of the Reg D Indebtedness and all Indebtedness due to Romajo Partners Limited Partnership under the Letter of Agreement, including all principal and interest due under the Secured Revolving Demand Note.

                 Existing Laport Indebtedness means Laport's portion of the Reg D Indebtedness and all Indebtedness due to Laport under the Letter of Agreement, including all principal and interest due under the Secured Revolving Demand Note.

                 Existing Amsterdam Indebtedness means the amount defined as Existing Amsterdam Indebtedness under the Convertible Debt Agreement.

                 Final Maturity Date means the earlier of (i) the date on which the Liabilities are paid in full and this Agreement has terminated pursuant to its terms or (ii) the date on which all of the Preferred Shares have been converted to Shares.

                 FLL Warrant means a Warrant to Purchase up to 134,063 Unregistered Shares of Common Stock in the form attached hereto as Exhibit G, dated the Closing Date and issued in the name of FLL.

                 Fully Diluted Shares means the total number of Shares, calculated on a fully diluted basis, as though all warrants, stock options, rights under stock benefit plans, securities convertible or exchangeable into Shares or other securities of the Company or other similar rights to acquire Shares or other securities in the Company had been exercised; including, without limitation, all Shares issuable upon conversion of the Preferred Shares, the Convertible Secured Notes, the FLL Warrant, the Laport Warrant, the Amsterdam Warrant No. 1 and the Amsterdam Warrant No. 2; provided, however, that when used to determine the number of Shares into which the Preferred Shares and the Convertible Secured Notes are being converted at a particular time, the term Fully Diluted Shares shall include only those Shares into which the Convertible Secured Notes and the Preferred Shares are then being converted.

                 GAAP means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by significant segments of the accounting profession, applied on a basis consistent with prior years or periods.






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                 Governmental Authority means any federal, state, local,
         foreign (including Bahamian) or other governmental administrative body, instrumentality, department agency, court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute-resolving panel or body.

                 Indebtedness means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit, letter of credit facilities, acceptance facilities, or other similar facilities) but excluding trade payables that are incurred in the ordinary course of business (b) all Interest Rate Protection Obligations of such Person,
         (c) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations of such Person,
         (f) all indebtedness of the type referred to in clause (a), (b), (c),
         (d) or (e) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, (g) all Indebtedness of others guaranteed by such Person, and (h) all accrued but unpaid interest on the foregoing types of Indebtedness.

                 Interest Rate Protection Obligations means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, interest rate collar agreement or other similar arrangement whereby, directly or indirectly, such Person intends to protect itself or any of its Affiliates against fluctuations in interest rates.

                 IRS means the Internal Revenue Service.

                 Laport Warrant means a Warrant to Purchase up to 134,062 Unregistered Shares of Common Stock in the form attached hereto as Exhibit G, dated the Closing Date and issued in the name of Beverly Trust Company, as Custodian of the Frank Leonard Laport Rollover Individual Retirement Account Number 75- 49990.

                 Lender is defined in the Convertible Debt Agreement.

                 Letter of Agreement is defined in the Convertible
         Debt Agreement.

                 Liabilities means all obligations, liabilities and indebtedness of the Company to Purchasers, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, recourse or non-recourse or now or hereafter existing or due or to become due, whether for dividends, fees, expenses, lease obligations, indemnities or otherwise, under or in connection with this Agreement,

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
         the Letter of Agreement, the Certificate of Designation and the Related Documents (including interest accruing on or after the occurrence of any event, or institution of any proceeding, described in Section 7.1.7, whether or not allowed in such proceeding).

                 Liens means, with respect to any Person, any interest in real or personal property, asset or other right held, owned or being purchased or acquired by such Person for its own use, consumption or enjoyment which secures payment, observance or performance of any obligation and shall include any mortgage, lien, pledge, charge, claim, security interest, encumbrance, retained title of conditional vendor or lessor or any other security agreement, mortgage, deed of trust, chattel mortgage, assignment, pledge, retention of title financing or similar statement or notice, or arising as a matter of law, judicial process or otherwise.

                 Margin Stock means "margin stock" as such term is defined in Regulation U in of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                 Material Adverse Effect means a material adverse effect on or change in the business, operations, prospects, condition (financial or otherwise), properties or assets of the Company or any of its Subsidiaries, or on the Company's ability to (i) fully pay principal and interest when due on the Convertible Secured Notes and dividends on and Liquidation Value of the Preferred Shares, (ii) to be able to effect the conversion of the Convertible Secured Notes and the Preferred Shares into Shares pursuant to the conversion rights under the Certificate of Designation and the Convertible Debt Agreement, or
         (iii) on the ability of the Purchasers to enforce or collect any Liabilities.

                 Maturity Date means the day which is the seventh anniversary of the Closing Date.

                 Multiemployer Plan means a "multiemployer plan" as defined in
         Section 4001(a)(3) of ERISA to which either the Company or any ERISA Affiliate is making, or is obligated to make, contributions, or within the immediately preceding six (6) years was making or had been obligated to make contributions, or with respect to which Borrower or any ERISA Affiliate otherwise has (or could have) any Liability.

                 Permitted Liens means (1) Liens for taxes, assessments or governmental charges or claims the payment of which is not at the time required by Section 6.1.5; (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor; (3) Liens or deposits (other than any Lien imposed by ERISA) not exceeding $25,000.00 in the aggregate incurred or made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance, surety and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (4) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances on real property and improvements owned by the Company or its Subsidiaries not interfering in any material respect with the ordinary conduct of the business of the Company or its Subsidiaries, or with the use of any such property or improvements; (5) purchase money mortgages or other purchase money liens or security interests (and extensions thereof) not exceeding $25,000.00 in the aggregate granted by the Company or its subsidiaries upon any fixed or capital assets hereafter acquired or constructed, so long as (a) any such mortgage, lien or security interest does not extend to or cover any other asset of the Company or its Subsidiaries, and (b) such security interest, mortgage or lien secures the obligation to pay the purchase price of such asset only; and (6) Liens with respect to the Indebtedness described on Schedule 4.28.

                 Person means an individual, partnership, corporation (including business trust), limited liability company, joint stock company, trust, unincorporated association, financial institution, joint venture or other entity, or a government or any political subdivision or agency thereof.

                 Plan means an employee benefit plan defined in Section 3(2) of ERISA (including a Multi-employer Plan) in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA or with respect to which Borrower or any ERISA Affiliate otherwise has (or could have) any Liability.

                 Preferred Shares mean shares of the Company's Series A 11.75% Cumulative Convertible Preferred Stock, par value $1.00 per share, to be sold to Purchasers pursuant to this Agreement.

                 Preferred Stockholders mean holders of the Preferred Shares.

                 Preferred Stock Warrant is defined in the Convertible Debt Agreement.

                 Purchase Price means the purchase price per share of Preferred Shares which shall be $100.00.

                 Reg D Indebtedness means the $300,000 owed by the Company to Purchasers pursuant to the Reg D Redemption Documents.

                 Reg D Redemption Documents means the documents necessary to purchase and redeem all Shares and warrants to purchase Shares issued pursuant to the private placement by the Company dated July 7, 1994.

                 Registration Agreement shall mean that certain Registration Agreement of even date herewith between Purchasers and the Company which entitles Purchasers to require registration of Shares which they obtain pursuant to the Amsterdam Warrant No. 2, the FLL Warrant, the Laport Warrant or the conversion of the Preferred Shares.

                 Related Documents means all security documents and all written agreements, instruments and documents, including, without limitation, notes, guaranties, warrants, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Company, its Subsidiaries or any other Person or delivered to Purchasers or any Assignee with respect to this Agreement or any such agreement or document or the transactions contemplated hereby or thereby, including, without limitation, the Collateral Documents, the Laport Warrant, the Amsterdam Warrant No. 2 and the Registration Agreement, in each case as amended, modified, supplemented or restated from time to time and in effect.

                 Requirement of Law means, as to any Person, any law, rule or regulation, or order, decree or other determination of an arbitrator or a court or other Governmental Authority, including, without limitation, the requirements of federal, state or local environmental laws, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 Senior Management Settlement Agreements means the settlement agreements with Terry D. Gingle, Vicki Gingle and Oscar L. Hausdorff.

                 Shares means the issued and outstanding shares of common stock, of the Company.

                 Sole and Exclusive Discretion means the sole and exclusive discretion of the Purchasers, whether or not unreasonable.

                 Solvent means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, Contingent Liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, Contingent Liabilities and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of Contingent Liabilities of any Person at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual and matured liability.

                 Subsidiary of any Person means any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more of such Person's other Subsidiaries or by one or more of such Person's other Subsidiaries.

                 Unmatured Event of Default means any condition or event which, after notice or lapse of time or both, would constitute an Event of Default.

                 Welfare Plan means an "employee welfare benefit plan," as such term is defined in Section 3(1) of ERISA.

         7.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.

         7.4 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

         7.5 Currency. All sums of money referred to in this Agreement are stated in United States dollars.


                                  ARTICLE VIII

                   AUTHORIZATION AND SALE OF PREFERRED SHARES

         8.1 Sale of Preferred Shares to Purchasers. Provided there does not exist a Default hereunder, and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2.3 hereof, the Purchasers shall, up to and including the Business Day before the Maturity Date, upon the Company's request made in the manner set forth in Section 2.3.1 hereof, purchase from the Company an aggregate number of Preferred Shares (the "Maximum Amount") equal to the quotient of (a) 14.94253% of the aggregate principal amount of the loans made by Lender pursuant to the Convertible Debt Agreement, divided by (b) the Purchase Price, but in no event shall the Purchasers be obligated to purchase more than the quotient of $1,950,000 divided by the Purchase Price. It is understood that the Purchasers' obligation to purchase Preferred Shares hereunder is contingent upon the making of loans by Lender and it is not optional with the Company. Each request by the Company for the purchase of the Preferred Shares by the Purchasers under this Section 2.1 shall only be made upon the satisfaction of all the conditions contained in this Agreement, and the Purchase Price for the Preferred Shares shall be paid by wire transfer of immediately available funds, in such account or accounts as the Company may, from time to time, designate in a notice to be delivered to the Purchasers no later than seven (7) Business Days prior to the sale of the Preferred Shares (the "Wire Transfer Instructions"); provided, however, that the purchase of Preferred Shares hereunder shall not be deemed an acknowledgment by Purchasers that all the conditions in this Agreement have been satisfied. The Company agrees that if at any time the aggregate purchase price of the Preferred Shares sold pursuant to this Agreement shall exceed the purchase price for the Maximum Amount, the Company shall promptly redeem such number of Preferred Shares necessary to eliminate such excess.

         8.2 Initial Preferred Shares. Upon the Company's execution of this Agreement, the Company shall issue (i) to each of Laport and the Laport IRA, that number of Preferred Shares that equals the quotient of such Purchaser's portion of the Existing Laport Indebtedness presently owed by the Company to such Purchaser divided by the Purchase Price, and (ii) to each of FLL and Amsterdam 195 shares of Preferred Shares. The Preferred Shares to be issued pursuant to this Section 2.2 shall be referred to as the "Initial Preferred Shares."

         8.3 Conditions of Purchases. Notwithstanding any other provisions contained in this Agreement, the purchase of any Preferred Shares provided for in this Agreement shall be conditioned upon each of the following:

               8.3.1 Request for Purchase. The Company shall make an irrevocable offer to FLL and Amsterdam, not later than 10:00 a.m. Chicago time on the date 30 Business Days prior to the date the Company proposes to issue the Preferred Shares (which must be a Business Day), to sell an aggregate number of Preferred Shares equal to 14.94253% of the amount requested by the Company from the Lender under Section 2.1 of the Convertible Debt Agreement divided by the Purchase Price. If the Purchasers make purchases of Preferred Shares pursuant to an offer made under this Section 2.3.1 upon less than 30 Business Days' prior notice by the Company, the Company shall pay the Purchasers an aggregate fee equal to 2.5% of the Purchase Price times the number of Preferred Shares purchased, which fee may be deducted from the Purchase Price. The offer to sell Preferred Shares must be made in writing by an Authorized Representative pursuant to the notice provisions of Section 10.2 hereof, and shall specify the number of Preferred Shares offered and the date on which such shares are to be sold. Any such offer which the Purchasers believe to come from an Authorized Representative shall be irrevocable and binding on the Company. Before 10:00 a.m. Chicago time on the date the Preferred Shares are to be sold, the Company shall deliver to Purchasers a duly executed and completed certificate specifying the date the Preferred Shares are to be sold, the number of Preferred Shares to be sold, and containing a certification by an Authorized Representative on behalf of the Company, in form and substance satisfactory to the Company, that prior to and after giving effect to the sale of such Preferred Shares, the Company is and will be in compliance with the terms and conditions of this Agreement, that no Default does or will exist hereunder, that all of the representations and warranties contained in this Agreement shall be true and correct as of the date the offer to sell the Preferred Shares is made, and including a specific calculation and certification of compliance with all financial covenants before and after giving effect to the sale of such Preferred Shares.

               8.3.2 Financial Condition. No material adverse change, as determined by each Purchaser in its Sole and Exclusive Discretion, in the financial condition or operations of the Company or its Subsidiaries shall have occurred at any time or times subsequent to the most recent Financial Statements provided pursuant to Section 6.1 of this Agreement.

               8.3.3 No Default. No Default shall have occurred and be continuing.

               8.3.4 Other Requirements. Each Purchaser shall have received, in form and substance satisfactory to the Purchaser in its Sole and Exclusive Discretion, all certificates, orders, authorities, consents, affidavits, schedules, instruments, security agreements, financing statements, mortgages and other documents which are provided for hereunder, or which a Purchaser may at any time reasonably request.

               8.3.5 Representations and Warranties. All of the representations and warranties contained in this Agreement and in the Related Documents shall be true and correct as of each of the dates an offer to sell Preferred Shares is made pursuant to Section 2.3.1 and as of each of the dates a Purchaser purchases Preferred Shares hereunder, as though made on and as of such dates.

               8.3.6 Purchases of Preferred Shares. Each of FLL and Amsterdam shall purchase one-half (1/2) of the number of Preferred Shares offered by the Company pursuant to Section 2.3.1.

         8.4 Use of Proceeds. The Company agrees that the proceeds of the sale of Preferred Shares pursuant to this Agreement shall be used only for the purpose of (i) paying related fees and expenses incurred in connection therewith and herewith, (ii) for working capital purposes, (iii) for refinancing the Existing Group Indebtedness, and (iv) as otherwise specifically permitted in writing by the Purchasers.

         8.5 Several Liability.The obligations of Laport and Amsterdam under this Agreement shall be several and not joint, and a breach by one of said parties shall not relieve the Company from its obligations to the other.

         8.6 Failure of a Purchaser to Execute. Notwithstanding anything in this Agreement, or in any related agreement, to the contrary, if either Amsterdam or Laport, for any reason whatsoever, fails to execute this Agreement by the time it has been executed and delivered by the remaining Purchaser and the Company and the Convertible Debt Agreement has been executed and delivered by Lender to the Company, (a) such non-executing Purchaser shall be deemed by the Company and the executing Purchaser not to be a party to this Agreement, (b) this Agreement, and the terms and conditions hereof, shall be deemed to be in full force and effect as between the Company and the executing Purchaser, and (c) the executing Purchaser shall have the option at the time of execution to (i) be the sole Purchaser having only the obligations hereunder of the executing Purchaser, (ii) be the sole Purchaser having the obligations hereunder of both Purchasers, or (iii) cause any other party to execute this Agreement in lieu of the non-executing Purchaser; provided, however, that, in such event, the Company and the executing Purchaser or Purchasers agree to promptly execute such additional documentation, if any, deemed helpful or advisable by counsel to the executing Purchaser or Purchasers to reflect the intention of the parties under this section.

                                   ARTICLE IX

                              CONDITIONS PRECEDENT

         9.1 Conditions Precedent to the Purchaser's Obligations. The obligation of the Purchasers to purchase Preferred Shares provided for in this Agreement is subject to the satisfaction of each of the following conditions precedent:

               9.1.1 Documents Delivered. Purchasers shall have received on or prior to 10:00 a.m. Chicago time on the Closing Date (except as noted or waived by the Purchasers in writing) the following documents, in form and substance satisfactory to the Purchasers and their respective legal counsel:

                         (i) certificates for the Initial Preferred Shares duly executed and registered in the names of Laport [AND AMSTERDAM,] as appropriate.

                        (ii) the Reg D Redemption Documents, executed by the Company and any other necessary parties;

                       (iii) copies, certified by the Chief Executive Officer of the Company, of each of the Collateral Documents which are on the Closing Date in full force and effect and without amendment or modification;

                        (iv) the Amsterdam Warrant No. 2, the FLL Warrant and the Laport Warrant, each executed by the Company;

                         (v) fully executed counterparts of the Registration Agreement;

                        (vi) an opinion of Chuhak & Tecson, P.C., counsel for the Company and the Subsidiaries, substantially in the form of Exhibit B, and as to such other matters as Purchasers may request;

                       (vii) certified copies of the Certificate of Incorporation and By-laws of the Company and each of the Subsidiaries, each as amended or restated (where applicable) as of the Closing Date, dated not earlier than ten days prior to the Closing Date, by the Secretaries of their respective states of incorporation, respectively, and copies of certificates of appropriate Secretaries of State, each dated not earlier than ten days prior to the Closing Date, as to the good standing of the Company and the Subsidiaries in the States of Delaware, Florida, Pennsylvania and Michigan, and any other state where the failure to so qualify would have a Material Adverse Effect; and copies of the Certificate of Incorporation and the By-laws of each other Subsidiary of the Company, each as amended or restated (where applicable) as of the Closing Date, certified by the Secretary of State of its state of organization dated not earlier than ten days prior to the Closing Date, and copies of certificates, dated not earlier than ten days prior to the Closing Date, as to the good standing of each Subsidiary in the state of its incorporation and any other state where the failure to so qualify would have a Material Adverse Effect;

                      (viii) a certificate of the Company, signed by the Secretary on behalf of the Company, as to (a) resolutions of the Company and, as applicable, its Subsidiaries, adopting and approving all agreements relating to documents referred to herein to which the Company or any of its Subsidiaries is a party (including, without limitation, the Company Transaction Documents and this Agreement) (b) the names, offices and specimen signatures of its and its Subsidiaries' officers executing any such documents in connection with this Agreement or the documents referred to herein and (c) resolutions authorizing the transactions contemplated hereby and thereby, including the issuance and sale of Preferred Shares.

                        (ix) a certificate signed by the Chief Executive Officer of the Company, with respect to the matters set forth in Sections 2.3.2, 2.3.3 and 2.3.4;

                         (x) the most recent pro forma consolidated balance sheet of the Company, taking account of the issuance of Preferred Shares and the Convertible Loan and all transactions to occur on the Closing Date certified by the Chief Financial Officer of the Company which certifies that the Company will be Solvent after the transactions contemplated hereby;

                        (xi) an officers' certificate, signed by the Chief Executive Officer on behalf of the Company, certifying that to the best of the Chief Executive Officer's knowledge after due inquiry, since the date of the balance sheet described in clause (x) above, there has not occurred a Material Adverse Effect;

                      (xii) such other approvals, opinions or documents as Purchasers may request;

                      (xiii) evidence of the execution and delivery of the Convertible Debt Agreement, together with all other agreements, instruments and documents required thereunder;

                      (xiv) a certified copy of the Certificate of Designation and evidence of its filing with the Secretary of State of Delaware;

                       (xv) the Wire Transfer Instructions (to be delivered at least twenty-four (24) hours prior to the Closing Date); and

                       (xvi) evidence of consummation of the Senior Management Settlement Agreements to the satisfaction of the Purchasers, together with all other agreements, instruments and documents required thereunder.

               9.1.2 Representations and Warranties True. (i) The representations and warranties made by the Company herein and in the Related Documents shall be true and correct in all material respects on the Closing Date and (ii) all covenants contained herein and in such other agreements to be performed by each of such parties prior to the Closing Date shall have been performed or waived by Purchasers in writing.

               9.1.3 No Default. No Default shall have occurred and be continuing; no event of default, or event that with notice or lapse of time or both would become an event of default, shall have occurred and be continuing under any of this Agreement or the Related Documents; and none of the foregoing shall occur as a result of the issuance of Preferred Shares, or any other transaction in conjunction therewith unless such covenant has been waived in writing by Purchasers.

               9.1.4    No Material Adverse Change.  Since September 30,
         1995, in the judgment of the Purchasers, no event shall have occurred which could reasonably be expected to have a Material Adverse Effect, including, without limitation, any event which could reasonably be expected to have a material adverse effect on the ability of the Company to effect (including hindering or unduly delaying) the transactions contemplated by this Agreement and the Related Documents, or to satisfy its obligations hereunder or thereunder.

               9.1.5 Expenses. The Company shall have paid or caused to be paid to Laport all amounts due to Laport for Laport's own out of pocket expenses in the amount of $29,617.30 incurred in due diligence and investigation of collateral, together with all fees and expenses of all and any counsel to Purchasers engaged by Purchasers in connection with its due diligence, the preparation, negotiation, review, execution and delivery of this Agreement and the Related Documents, or the consummation of the transactions contemplated hereby and thereby, or otherwise consulted by the Purchasers in connection with this Agreement; provided, however, that if such amounts are not paid by the Closing Date, they shall be treated as amounts advanced to the Company by the applicable Purchaser and added to the Existing Laport Indebtedness for purposes of the issuance of Initial Preferred Shares under Section 2.2.

               9.1.6 Absence of Litigation, Etc. No action, suit, investigation, proceeding or counterclaim of or before any Governmental Authority or other Person shall be pending or threatened against the Company challenging the transactions contemplated by this Agreement or the Related Documents or seeking any material damages in connection therewith or any judgment, order, or injunction that would restrain, prohibit or impose materially adverse conditions on the consummation of the transactions contemplated hereby or by the Related Documents.

               9.1.7 Legal Investment. As of the Closing Date, the purchase of Preferred Shares by the Purchasers hereunder shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

               9.1.8 Qualifications. As of the Closing, all authorizations, approvals or permits of, or filings with, any governmental authority, including state securities or "Blue Sky" offices, that are required by law in connection with the lawful offer, sale and issuance of the Preferred Shares shall have been duly obtained by the Corporation, and shall be effective as of the Closing.

                                   ARTICLE X

                         REPRESENTATIONS AND WARRANTIES

         As of the Closing Date, each date an offer to sell Preferred Shares pursuant to Section 2.3.1 is made and each date Preferred Shares are purchased hereunder, the Company represents and warrants, to Purchasers that, except as specifically and fairly disclosed in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1994 and its Quarterly Reports on Form 10-Q for its quarters ended September 30, 1995 or in a schedule specifically referred to herein:

         10.1 Existence and Power. The Company is (a) a corporation duly formed, validly existing and in good standing in the jurisdiction of its formation, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted, except where the failure to do any of the above could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) duly qualified and authorized to do business and in good standing in all jurisdictions where the failure to do so could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         10.2 Subsidiaries. Each Subsidiary of the Company is (a) a corporation duly formed, validly existing and in good standing in the jurisdiction of its formation, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted, except where the failure to do any of the above could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and (b) duly qualified and authorized to do business and in good standing in all jurisdictions where the failure to do so could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         10.3   Authority, Execution, Delivery and Enforceability. The
Company has the necessary corporate authority to execute, deliver and perform its obligations under this Agreement and the Related Documents to which it is a party, and to issue the Preferred Shares and the other transactions contemplated by this Agreement and the Related Documents. The Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, the Related Documents to which it is a party, and any other documents related thereto. This Agreement and each of the Related Documents to which it is a party are, or when executed and delivered by the Company will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms.

         10.4 Authorization and Validity Re: Subsidiaries. Each Subsidiary of the Company has the necessary corporate authority to execute, deliver and perform its obligations under the Related Documents to which it is a party, and to consummate the transactions contemplated by the Related Documents. Each subsidiary of the Company has taken all necessary corporate action to authorize the execution, delivery and performance of the Related Documents to which it is a party and any other documents related thereto. The Related Documents to which each Subsidiary of the Company is a party are (or, when duly executed and delivered will be) the legal, valid, and binding obligations of such Subsidiary, enforceable against such Subsidiary in accordance with their respective terms.

         10.5 No Conflicts. Neither the execution, delivery or performance by the Company of this Agreement, the Related Documents to which it is a party, and any other documents related thereto nor the compliance by the Company with any of its obligations thereunder, nor the consummation of any of the transactions contemplated thereby will (i) conflict with the Certificate of Incorporation or the By-laws of the Company or any Subsidiary or (ii) conflict with or result in a breach of, or constitute a default under, or result in the creation or imposition of, any Lien upon any of the Company's or its Subsidiaries' property or assets under (a) any indenture, mortgage, deed of trust or other instrument or agreement to which the Company or its Subsidiaries may be or become bound or to which any of the Company's property or assets may be or become subject (other than this Agreement) or (b) any applicable law, rule, regulation, judgment, writ, order or decree of any Governmental Authority having jurisdiction over the Company's or its Subsidiaries' properties or assets.

         10.6 Use of Proceeds; Margin Regulations. Upon receipt thereof, the Company will use the proceeds of the sale of Preferred Shares only for the purposes permitted under Section 2.4. No part of the proceeds of sale of Preferred Shares will be used for any purpose that violates the provisions of any of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

         10.7 No Consents. No order, license, consent, authorization or approval of, or exception by, or notice to or registration with, any Governmental Authority or any other Person, and no filing, recording, publication or registration of any kind, is necessary or advisable in connection with the execution, delivery and performance by the Company or its Subsidiaries of this Agreement or the Related Documents or for the legality, validity, binding effect or enforceability thereof.

         10.8 Investment Company Act, Etc. Neither the Company nor any Subsidiary is, or will be, after giving effect to the transactions contemplated hereby, (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any foreign, federal, state or local statute or regulation limiting its ability to incur indebtedness for money borrowed or guarantee such indebtedness as contemplated hereby.

         10.9 Financial Matters. All financial information heretofore or contemporaneously furnished by or on behalf of the Company, and all other such information hereafter furnished by or on behalf of the Company to the Purchasers will be, correct and complete in all material respects on the date as of which such information is dated or certified (except for any projections included therein, which projections shall have provided reasonable estimations of future performance for the periods covered thereby based on assumptions which are reasonable when made, subject to the uncertainty and approximation inherent in any projections) and fairly present or will fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries, as applicable, in accordance with GAAP and without omitting anything necessary to make such information not misleading at such time.

         10.10 Representations and Warranties in Other Agreements. There have been delivered to Purchasers complete and correct copies of each of the Company Transaction Documents, as amended to the date hereof, and all exhibits and schedules delivered in connection therewith. The terms of each of the Company Transaction Documents have not changed in any material respect from the terms reflected in the copies thereof delivered to Purchasers on or before the date of this Agreement. Each of the representations and warranties given by the Company or its Subsidiaries, and the other parties to such agreements in such documents were true and correct in all material respects as of the date made and on the date hereof. Each of such documents is in full force and effect, and each party thereto has performed all its obligations thereunder required to be performed on or prior to the date hereof.

         10.11 Tax Returns and Payments. Except as set forth on Schedule 4.11, the Company and each of its Subsidiaries has filed all federal income tax returns and all other tax returns and reports, domestic and foreign, required to be filed by it and has paid all taxes, assessments, fees and other governmental charges payable by it which have become due, other than those not yet delinquent or those which in the aggregate (including all fees and penalties associated therewith) do not exceed $5,000.00. The Company and each of its Subsidiaries has paid, or has provided adequate reserves for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. There is no proposed tax assessment against the Company or against any of its Subsidiaries which, if the assessment were made, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         10.12 Litigation and Adverse Facts. Except as set forth in Schedule 4.12, there is no claim, action, suit, proceeding, investigation or administrative proceeding or arbitration by any Governmental Authority or other Person (including, without limitation, derivative actions) pending or known by the Company to be threatened with respect to the Company, any of its Subsidiaries, or any of its Affiliates or assets of any of the foregoing, or any officer, director or other person who would be entitled to be indemnified by the Company or any Subsidiaries, or any of the transactions contemplated hereby which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect and there is no basis for such action, suit, proceeding, investigation or arbitration and there has occurred no development in any action, suit, proceeding, investigation or arbitration previously disclosed to Purchasers, which could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         10.13   [Intentionally Omitted].

         10.14 No Defaults. Except as set forth on Schedule 4.14, there does not exist (i) any event of default, or any event that with notice or lapse of time or both would constitute an event of default, under any agreement or obligation of the Company or its Subsidiaries, including, without limitation:
(a) the Company Transaction Documents or (b) any mortgage, deed of trust, indenture or other instrument or agreement to which the Company is a party or by which the Company may be bound or any of its property or assets may be subject which, in either clause (a) or (b) above, would have a Material Adverse Effect, or (ii) any Unmatured Event of Default.

         10.15 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the Related Documents, and the consummation of the transactions contemplated hereby and thereby, and for the authorization, issuance and delivery of the Preferred Shares, has been taken. This Agreement and the Related Documents are legal, valid and binding obligations of the

Company, enforceable against the Corporation in accordance with their terms except as enforceability may be limited by bankruptcy and other similar laws and general principals of equity.

         10.16 Validity of Stock. The Preferred Shares, when issued, sold and delivered in accordance with the terms of this Agreement, will be duly and validly issued, fully paid, nonassessable and free and clear of all Liens. The Shares issuable upon conversion of the Preferred Shares have been duly and validly reserved and, upon issuance in accordance with the conversion provisions of the Preferred Shares, will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens.

         10.17   Capitalization.  Since July 7, 1994, except as set forth in
Schedule 4.17, the Company has not offered, placed or sold, or caused to be offered, placed or sold, any securities or other obligations. Except for Shares which may be issued pursuant to this Agreement, the Warrant, the Convertible Debt Agreement or the Amsterdam Warrant No. 1, immediately after the Closing Date, the Company will have no more than 13,493,205 Fully Diluted Shares (including all Shares issuable at any time upon the conversion, exercise or exchange of all options or convertible securities outstanding or to be issued on the Closing Date). The number of Fully Diluted Shares held by each record holder of Fully Diluted Shares is set forth in Schedule 4.17.


         10.18 Good Title to Properties. The Company and each of its Subsidiaries has good and marketable title to all its material properties and assets free and clear of all Liens (except for Permitted Liens).

         10.19 ERISA. Neither the Company nor any ERISA Affiliate maintains or contributes to or has or could have any liability under, any Plan which is subject to Title IV of ERISA or Section 412 of the Code. Neither the Company nor any ERISA Affiliate maintains or contributes to or has any liability under, any Welfare Plan which provides, or has any liability under, benefits to employees after termination of employment other than as required by Section 601 of ERISA or state compensation coverage laws which liability could singly or in the aggregate reasonably be expected to have a Material Adverse Effect.
Neither the Company nor any ERISA Affiliate has breached any of the responsibilities, obligations or duties imposed on it by ERISA, the Code or any other applicable federal or state law or regulations promulgated thereunder with respect to a Plan or any Welfare Plan in any manner which could singly or in the aggregate reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate nor any fiduciary of a Plan or any Welfare Plan has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code in any manner which could singly or in the aggregate could reasonably be expected to result in a Material Adverse Effect.

         10.20 Insurance. The Company has previously delivered to Purchasers a summary of the property, casualty and liability insurance program carried by the Company and its Subsidiaries (including, without limitation, dental malpractice, products liability and director's and officer's liability insurance) and such summary is complete and accurate in all material respects. The Company has caused Purchasers to be named jointly with the Lender as additional insureds and loss payees under any or all of the Company's insurance policies. The Company and its Subsidiaries are adequately insured for their benefit under such policies. No notice of any pending or threatened cancellation or premium increase has been received by the Company with respect to any of such insurance policies. The Company and its Subsidiaries are in substantial compliance with all conditions contained in such insurance policies.

         10.21 Compliance with Laws. Neither the Company nor the Subsidiaries are in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, which violation could singly or in the aggregate be reasonably be expected to subject the Company or the Subsidiaries or any of their officers to criminal liability or have a Material Adverse Effect on the Company and no such violation has been alleged, and the Company and the Subsidiaries (i) have filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority and the information contained in each of such filings is true, correct and complete in all respects, except where failure to make such filings could not reasonably be expected to have a Material Adverse Effect and
(ii) have retained all records and documentary evidence required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, except where failure to retain such records could not reasonably expected to subject the Company or any of its officers to criminal liability or have a Material Adverse Effect.

         10.22 Absence of Default. Unless consistent with past practices or disclosed on Schedule 4.22, the Company or its Subsidiaries is not in material default under any material contract or contracts (a) to which it is a party or by which it is bound, and (b) (i) pursuant to which the Company or its Subsidiaries provides goods or material services to a customer which contributed more than $10,000.00 of gross revenue during the prior fiscal year of the Company, (ii) pursuant to which the Company or its Subsidiaries incurs lease obligations in excess of $10,000.00 during any fiscal year of the Company or its Subsidiaries, or (iii) which cannot be replaced without material expense, delay or interruption of business.

         10.23 Securities Laws. Neither the Company nor any Affiliate, nor anyone acting on behalf of any such Person, has taken any action (including, without limitation, offering, or soliciting any offer to acquire, the Preferred Shares or any similar security of the Company to or from any other party) that would subject the issuance or sale of the Preferred Shares or the issuance of the Shares issuable upon their conversion to registration under the Securities Act of 1933, as amended (the "Securities Act") or registration or qualification under the Blue Sky laws of any state ( the "Blue Sky Laws").

         10.24 Employees and Labor. There is no unfair labor practice complaint against the Company or its Subsidiaries pending before the National Labor Relations Board or any state or local agency nor is there a labor strike or other labor dispute, pending or, to the best of the Company's knowledge after due inquiry, threatened, affecting any of the foregoing which if adversely resolved could singly or in the aggregate reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Company after due inquiry, there is no existing representation question respecting the employees of the Company or its Subsidiaries, nor are there organizational attempts affecting any of the employees of any of the foregoing which could singly or in the aggregate reasonably be expected to have a Material Adverse Effect; there is no grievance pending or, to the best of the Company's knowledge after due inquiry, threatened affecting the Company or its Subsidiaries which singularly or in the aggregate with other grievances could singly or in the aggregate reasonably be expected to have a Material Adverse Effect; and no labor disputes or work stoppages involving the Company or its Subsidiaries, to the best of the Company's knowledge after due inquiry, are pending or threatened which could singly or in the aggregate reasonably be expected to have a Material Adverse Effect. To the best of the Company's knowledge after due inquiry, no customer or supplier of the Company or its Subsidiaries is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could singly or in the aggregate reasonably be expected to have a Material Adverse Effect.

         10.25 Finder's Fees. Except for fees payable under the Letter of Agreement or hereunder, no agent, broker, investment banker, Person, or firm acting on behalf of the Company or any Affiliate of the Company, or under the authority of any such Person, is or will be entitled to any broker's or finder's fee or any other similar commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated herein.

         10.26 Material Adverse Effect. There is nothing of which the Company is aware that could singly or in the aggregate reasonably be expected to have a Material Adverse Effect which has not been disclosed to Purchasers in a schedule to this Agreement.

         10.27 Subsidiaries. The Company has no Subsidiaries other than those identified on Schedule 4.27. The Company owns one hundred percent of the equity and other ownership interests in its Subsidiaries.

         10.28 Indebtedness. Except as set forth on Schedule 4.28, neither the Company nor any of its Subsidiaries has any Indebtedness other than the Existing Group Indebtedness.


                                   ARTICLE XI

                   PURCHASERS' REPRESENTATIONS AND WARRANTIES

         11.1 Acquisition for Investment. Each of the Purchasers represents and warrants to the Company that Purchaser (i) is acquiring the Preferred Shares for its own account for investment purposes with no present intention of offering, selling, transferring or otherwise disposing of the same, any part thereof, or any interest therein, unless such offer, sale, transfer or other disposition would not result in a violation of the Securities Act and all applicable Blue Sky Laws, (ii) has no reason to anticipate any particular occasion or event which would cause, necessitate or require them to offer, sell, transfer or otherwise dispose of the Preferred Shares (other than pursuant to this Agreement) or any interest therein and is able to financially bear the risks of the investments and (iii) has no need for liquidity in this investment.


                                  ARTICLE XII

                                   COVENANTS

         12.1 Affirmative Covenants. So long as Preferred Shares are outstanding, the Company shall, and shall cause its Subsidiaries to, unless otherwise expressly consented to in writing by the Purchasers:

                    12.1.1 Financial Statements. Furnish to Purchasers the following:

                         (i) Monthly and quarterly net unaudited consolidated and consolidating financial statements including, without limitation, statements of profit and loss, statements of cash flow and balance sheets, certified by the Company's Chief Financial Officer on behalf of the Company, as soon as available and, in any event, within twenty-five (25) days after the end of each month and quarter (respectively), which financial statements shall be prepared on a basis consistent with such statements prepared in prior months, shall be in accordance with GAAP (except for changes therein with which the Company's independent certified public accountants have previously concurred in writing), subject to the absence of footnotes and normal year-end adjustments.


                       (ii) Annual audited unqualified consolidated and, if available, consolidating financial statements, certified by Kirkland, Brakeman, Russ, Murphy &
                 Tapp or by independent certified public accountants from a "Big Six" national accounting firm other than Ernst & Young, or other accountants acceptable to Purchasers, as soon as available and, in any event, within 120 days after the end of each of the Company's fiscal years, which statements shall be prepared in accordance with GAAP and on a consistent basis.

                       (iii) Annual consolidated and consolidating forecasts, for the calendar year and each month of the calendar year of the next twelve (12) months' balance sheet, income statements and cash flow statements of the Company, prepared by the Company's Chief Financial Officer on behalf of the Company as the annual budget of the Company and delivered not less than 30 days before the first day of the applicable fiscal year of the Company, and deliver forecasts updating the remaining portion of any such annual forecast as, when and if prepared.

                        (iv) In addition to the reports and statements described in clauses (i) through (iii), the Company shall provide Purchasers with such other financial reports and information relating to the Company as Purchasers may from time to time request.

                         (v) Concurrently with the delivery of the financial statements in clause (ii) above, a certificate of the auditor as selected pursuant to clause (ii), that such auditor (in the course of such auditor's review) has not obtained any knowledge of a financial covenant Default under this Agreement.

                        (vi) Concurrently with the delivery of the financial statements described in clauses (i) and (ii) above, a certificate of the Chief Financial Officer of the Company to the effect that no event of default, or event which with the lapse of time or notice or both, would constitute an event of default under the Company Transaction Documents.

                       (vii) Concurrently with the delivery of the financial statements described in clause (ii) above, copies of all management letters and other correspondence and/or documents sent and/or otherwise provided to the Company by the Company's accountant or accountants in the prior year.

                      (viii) Copies of all documents filed with the Securities and Exchange Commission ("SEC"), when and as they are so filed.

                      (ix) Copies of all documents sent to the holders of Shares, when and as they are so sent.

                    12.1.2 Maintenance of Property; Insurance. Except as otherwise permitted under this Agreement, preserve and maintain all of its material properties, owned or leased, used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; and insure and keep insured, with financially sound and reputable insurers, so much of its properties, in such amounts and against such risks, as are, to the best of the Company's knowledge after due inquiry, usually and customarily insured by companies engaged in a similar business with respect to properties of a similar character.

                    12.1.3 Compliance with Law. Comply in all material respects with all applicable laws, rules, regulations and requirements of Governmental Authorities (including, without limitation, OSHA, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or the failure to comply with which could not, singly or in the aggregate reasonably be expected to have a Material Adverse Effect.

                    12.1.4 Keeping of Books. Keep proper books of record and accounts, in which complete and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries.

                    12.1.5 Payment of Obligations, Taxes, Etc. Pay and discharge, at or before maturity, or before the same shall become delinquent, all of its material obligations and liabilities, including
         (i) all taxes, assessments and governmental charges imposed upon each of the Company or any of its Subsidiaries or upon its property and
         (ii) all lawful claims that, if unpaid, might by law become a Lien upon each of the Company's or its Subsidiaries' property; provided, however, that the Company and its Subsidiaries shall not be required to pay or discharge any such obligations or liabilities that are being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves are being maintained in accordance with GAAP.

                    12.1.6 Access to Records; Financial Statements. Provide Purchasers and its authorized representatives full and complete access to all books, records, offices and other facilities and properties, and allow Purchasers and such representatives to make such inspections thereof and copies of and abstracts from such books and records, as Purchasers may request, and cause the Company's officers to furnish Purchasers and such representatives with such financial and operating data, including all quarterly financial statements prepared or used by the management of the Company, and other information with respect to the financial condition, business and property of the Company and its Subsidiaries, as each Purchaser may from time to time in its Sole and Exclusive Discretion request. The Company shall also provide Laport, at the

         Company's expense, with direct computer access by modem to the Company's financial data, which shall be down-loaded on a daily basis to a computer at such location as FLL designates.

                    12.1.7 Notice of Certain Events. Promptly upon the Company knowledge thereof, give notice to Purchasers of (i) the occurrence of any Default, (ii) the occurrence of any event of default, or event that with notice or lapse of time or both would become an event of default under the Company Transaction Documents,
         (iii) any litigation, investigation or proceeding affecting the Company or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect, or (iv) any event or matter that has resulted in or could reasonably be expected to have a Material Adverse Effect; and, in each case, promptly deliver to Purchasers an officer's certificate, signed by the Chief Executive Officer of the Company, specifying the nature of such event and the actions that the Company has taken or proposes to take with respect thereto; provided, however, that should any Default be cured by the Company within the applicable period hereunder, such cure of any underlying Default shall also cure any default arising under this Section 6.1.7 for failure to give notice with respect to such Default.

                    12.1.8 Waiver of Stay, Extension or Usury Laws. To the extent that it may lawfully do so, refrain at all times from insisting upon, or pleading, or in any manner whatsoever claiming, and resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the dividends on the Preferred Shares as set forth in the Certificate of Designation, wherever enacted, now or at any time hereafter in force; and (to the extent, now or at any time hereafter in force; and to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any right herein granted to Purchasers, but will suffer and permit the execution of every such right as though no such law had been enacted.

                    12.1.9 Covenants in Agreement. (i) Comply in all material respects and take such actions to have its Subsidiaries comply in all material respects with its obligations under this Agreement and the Related Documents to which they are a party (waivers from compliance by any party with the obligations specified in this Agreement or any of the Related Documents shall not be effective as waivers hereunder unless consented to in writing by the Purchasers), and (ii) refrain from entering into any amendment of this Agreement or the Related Documents without the consent of the Purchasers.

         12.2 Negative Covenants. So long as the Company has any Liabilities outstanding (other than Liabilities solely as to Shares which have been previously converted), the Company shall not, and shall not permit its Subsidiaries to, without the written consent of the Purchasers:

                    12.2.1   [Intentionally Omitted].

                    12.2.2   [Intentionally Omitted].

                 12.2.3 Additional Debt. Incur any indebtedness or other additional debt or obligation of any kind other than that specifically permitted pursuant to this Agreement or the Convertable Debt Agreement.

                 12.2.4 Acquisition or Sale of Business; Merger or Reorganization. Purchase or otherwise acquire the stock, shares, or other securities, or the assets or business of any Person or other entity; or liquidate, dissolve, merge, consolidate, reorganize, recapitalize or otherwise alter its legal status or commence any proceedings therefor, or sell, lease, transfer or dispose of, in any way, any personal or real property assets, except assets sold or leased in the ordinary and normal course of business; or assign or transfer any substantial part of its intangible business rights necessary for the continuation of its business as now conducted or planned.

                 12.2.5 Equity. Issue any additional Shares (or instruments convertible into Shares or other equity) in the Company or the Subsidiaries, except as specifically required pursuant to this Agreement, the Amsterdam Warrant No. 2, the Laport Warrant, the Convertible Debt Agreement or the Amsterdam Warrant No. 1.

                 12.2.6 Charter and By-Laws. Amend, breach or violate the By-Laws or Certificate of Incorporation of the Company or any of its Subsidiaries.

                 12.2.7 Compliance with Securities Laws. Directly or indirectly sell or offer, or attempt to offer or dispose of, any stock or other securities of the Company or any Subsidiary (except as specifically required pursuant to this Agreement), solicit any offer to buy any shares or other securities of the Company or any Subsidiary, or otherwise approach or negotiate in respect thereof with any Person in violation of the Securities Act or any other federal, state or other securities law or in such circumstances or in such manner as to bring the issue and sale of the Shares pursuant to this Agreement or the Related Documents into violation of the Securities Act or any other federal, state or other securities law.

                 12.2.8 Dividends. Declare, accrue or pay any dividends, or make any other distributions in cash, property or stock, with respect to any Shares or any other equity securities of the Company, or purchase or redeem any Shares or any other equity securities of the Company other than with respect to Preferred Shares.

                 12.2.9 Capital Expenditures. Expend or contract to expend, on a consolidated basis, in any fiscal year of the Company in the aggregate for the lease, purchase or other acquisition of any capital asset in an aggregate amount more than $100,000.

                 12.2.10 Changes in Management or Business. Change the nature of its business in any material respect from that engaged in on the Closing Date or enter into any agreements which would restrict its right to perform under this Agreement or the Related Documents.

                 12.2.11 Changes in Accounting Periods or Methods. Change the Company's fiscal year from the year end of December 31 or make or institute any change in accounting method employed in the preparation of the financial statements described in Section 6.1.1 hereof.

                12.2.12 Benefits and Compensation. Increase by more than 3.5% during any one-year period the salaries, benefits, or compensation of any kind or nature of the officers, directors or employees of the Company or the Subsidiaries.

                12.2.13 Loans and Advances. Except as required by law, pay any past loans, advances, or deferred or outstanding salaries or benefits of any kind or nature made by, or due to, any past or present officer, director or employee of the Company or the Subsidiaries until such time as the Company and Subsidiaries collectively generate positive net income, determined in accordance with GAAP, for a period of at least one (1) year.

        12.3 Legend. Until (a) the Preferred Shares represented by such certificate are effectively registered under the Securities Act of 1933, as amended ("Securities Act") or (b) the holder of Preferred Shares delivers to the Company a written opinion of counsel to such holder to the effect that such legend is no longer necessary under the Securities Act, the Company will cause each certificate representing Preferred Shares to be stamped or otherwise imprinted with a legend to substantially the following effect:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and thus may not be transferred unless so registered or unless an exemption from registration is available."


                                  ARTICLE XIII

                                    DEFAULT

        13.1 Events of Default. Each of the following events shall constitute an "Event of Default" hereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, order, rule or regulation of any Governmental Authority or otherwise):

                13.1.1 there shall be a Dividend Default as defined in the Certificate of Designation; or

                13.1.2 the Company fails to redeem the Preferred Shares as provided in the Certificate of Designation; or

                13.1.3 any representation or warranty by the Company (or any of its officers) under this Agreement or any of the Related Documents shall prove to have been incorrect in any material respect when made; or

                13.1.4 Company shall fail to perform or observe any of the terms, covenants or agreements contained in this Agreement or any of the Related Documents on its part to be performed or observed if, in the case of the covenants in Sections 6.1.1, 6.1.2 and 6.1.4 only, such failure shall remain unremedied for a period of twenty (20) days after written notice thereof shall have been given to the Company by Purchasers; or

              13.1.5     [INTENTIONALLY OMITTED]; or

              13.1.6 an event of default occurs and is continuing under the Convertibel Debt Agreement; or

              13.1.7 Company shall generally fail to pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of its creditors; or any proceeding shall be instituted by or against the Company seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtor, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or the Company shall take any action to authorize any of the actions set forth above in this Section 7.1.7; or

              13.1.8 any Person entitled to take the actions described in this Section 7.1.8, after the occurrence of any default or event of default under any agreement, mortgage, indenture or instrument evidencing any Indebtedness of the Company which is outstanding in a principal amount of at least $10,000.00 in the aggregate, shall notify the Company of the intended sale or disposition of any assets of the Company that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings or take any action (including by way of set-off) to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of, or apply, any assets of the Company (including funds on deposit or held pursuant to lock box and other similar arrangements), pursuant to the terms of any agreement or instrument evidencing any such Indebtedness or in accordance with applicable law; or

              13.1.9 there remains unpaid and unstayed pending appeals for more than thirty (30) consecutive days, one or more judgments or decrees against the Company, any Subsidiary or any guarantor of any of the Liabilities involving an aggregate liability of $25,000.00 or more (other than a money judgment covered by insurance, but only if the insurer has admitted, in writing, liability with respect to such judgment); or

              13.1.10 if any of the present executive officers of the Company are no longer personally and actively involved in the management and supervision of the Company or any of its Subsidiaries, at least substantially to the same extent as of the date hereof, except that, if any of them is no longer so involved due to his death or disability, such event shall not be an Event of Default if he is replaced within 45 days by another person acceptable to Lender in its Sole and Exclusive Discretion (which must be evidenced in writing by Lender).

         Notwithstanding the foregoing, the mere failure to pay interest under the Convertible Secured Notes which is due in June 1996 or September 1996 or the mere failure to pay dividends on the

Preferred Shares which is due on june 30, 1996 or September 30, 1996 shall not be an Event of Default for any purpose hereunder, except that (1) such failure to pay in September 1996 shall trigger interest at the Default Rate under the Convertible Debt Agreement and dividents at the Default Rate under the Certificate of Designation, and (2) interest which is unpaid in June 1996 shall be added to principal.

         13.2 Remedies. If an Event of Default (other than an Event of Default specified in Section 7.1.7) occurs and is continuing, Lender may, by notice to the Company (the "Default Notice"), demand immediate redemption of the outstanding Preferred Shares. If an Event of Default specified in Section
7.1.7 occurs, the Company shall be immediately obligated to redeem the outstanding Preferred Shares ipso facto and without any demand or other action on the part of Lender. The redemption price to be paid to the Purchasers for such Preferred Shares shall be the aggregate Liquidation Value (as defined in the Certificate of Designation) thereof, plus all unpaid, accumulated dividends thereon. Lender by notice to the Company may rescind any demand for redemption and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default hereunder have been cured or waived except nonpayment of the amounts that has become due solely because of the demand for redemption.


                                  ARTICLE XIV

                                  ASSIGNMENTS

         14.1 Assignments. Assignments by Purchasers of its rights and obligations arising under and with respect to this Agreement and the Related Documents shall be subject to the following terms and conditions:

              14.1.1 The Purchasers may assign and delegate (the "Assignment") to one or more assignees (the "Assignees") all or a portion or its rights and obligations under this Agreement or the Related Documents subject only to the conditions set forth in Section 8.1.2; provided, however, that the Purchasers may not delegate its obligations to purchase the Preferred Shares as required under Section
         2.3.6. After any Assignment permitted under this Section 8.1.1, the Purchasers shall have no further obligations with respect to the portion of the rights and obligations so assigned that may arise after the date of such Assignment.

              14.1.2 Any Assignment shall identify the party to whom the Agreement is being assigned.

         14.2 Appointment. Purchasers hereby irrevocably authorize Lender, and Lender hereby agrees to act, as agent for Purchasers and any Assignee for the purpose of exercising all of Purchasers' rights of enforcement hereunder and Purchasers and each Assignee agree to be bound by any actions taken by said agent on their behalf and to take no actions in the enforcement of such rights independently of said agent.

                                   ARTICLE XV

                                   THE AGENT


         15.1 Appointment. Purchasers may appoint an Agent to act as escrow agent hereunder and under the Certification of Designation by written notice to the Company. In the event of such appointment, the Agent shall be authorized to take such action on behalf of Purchasers and the Company under the provisions of this Agreement and the Certificate of Designation, the Related Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents or employees.

         15.2 Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any Related Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any Related Document a fiduciary relationship in respect of the Purchasers or the Company and nothing in this Agreement or any Related Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any Related Document except as expressly set forth herein.

         15.3 Lack of Reliance on the Agent. In acting as Agent hereunder, the Agent shall not be responsible to the Purchasers or the Company for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any Related Document or the financial condition of the Company or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any Related Document, or the financial condition of the Company or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

         15.4 Certain Rights of the Agent. The Agent shall act only in accordance with (a) the terms of this Agreement, (b) the written instructions executed by both the Company and the Purchasers, or (c) an order of a court which is no longer subject to appeal and which Agent is advised by counsel is binding upon it. If the Agent shall request instructions from the Purchasers and the Company with respect to any act or action (including failure to act) in connection with this Agreement or any Related Document which is not expressly provided for herein, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Purchasers, the Company and the Agent shall not incur any liability to any Person by reason of so refraining. Without limiting the foregoing, neither the Purchasers nor the Company shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any Related Document in accordance with the instructions of the Purchasers and the Company.

         15.5 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person and, with respect to all legal matters pertaining to this Agreement and any Related Document and its duties hereunder and thereunder, upon advice of counsel selected by it in good faith.

         15.6 Indemnification. The Company will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder (except to the extent based upon acts or omissions constituting gross negligence or willful misconduct in the performance of such duties) in his capacity as Agent or under any Related Document, in any way relating to or arising out of this Agreement or any Related Document.

         15.7 Holders. The Agent may deem and treat the holders of any Preferred Shares as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent is the holder of any Preferred Shares shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Preferred Share or of any Preferred Shares issued in exchange therefor.

         15.8    Resignation.

                 (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the Related Documents at any time by giving 15 Business Days' prior written notice to the Company and the Purchasers. Each such resignation shall take effect upon the expiration of such 15-day period, provided that the resignation of the last remaining Agent shall take effect upon the appointment of a successor Agent, pursuant to clauses (b) and (c) below or as otherwise provided below.

                 (b) Upon any such notice of resignation of the last remaining Agent, the Purchasers shall appoint a successor Agent.

                 (c) Following any notice of resignation by any Agent, if a successor Agent shall not have been so appointed within said 15 Business Days, such Agent shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Purchasers appoint a successor Agent as provided above.

                 (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 29th Business Day after the date such notice of resignation was given by the Agent, Agent's resignation shall become effective and the Purchasers shall thereafter perform all the duties of the Agent hereunder and/or under any Related Document until such time, if any, as the Purchasers appoint a successor Agent as provided above.

                                  ARTICLE XVI

                                 MISCELLANEOUS

         16.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Purchasers, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         16.2 Notices, Etc. All notices, requests and other communications provided for hereunder shall be in writing and sent by first class mail, registered or certified, postage prepaid and return receipt requested or delivered personally or by courier against written acknowledgement of receipt
(a) if to the Company, at its address set forth on the signature pages hereof with a copy to John F. Mahoney, Chuhak & Tecson, P.C., 225 West Washington Street, Suite 1300, Chicago, Illinois, 60606, (b) if to Purchasers, at their addresses set forth on the signature pages hereof with a copy to such persons (not to exceed two) as they designate by notice to the Company, and (c) if to successors or assigns of Purchasers, at their respective addresses provided to the Company, Purchasers or to such other addresses as any such party may hereafter specify for such purpose by notice to Purchasers and the Company.
All such notices and other communications shall be effective on the date of delivery to the party receiving such notice, as evidenced by the date set forth on the receipt signed by the party receiving such notice.

         16.3 No Waiver; Remedies. No failure on the part of Purchasers to exercise, and no delay in exercising, any right hereunder or under the Related Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         16.4    Costs and Expenses; Indemnity.

              16.4.1 Company shall pay on demand (i) all reasonable costs and expenses of Purchasers in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement and the Related Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for Purchasers with respect thereto and other legal counsel advising any successors or assigns of Purchasers as to their respective rights and responsibilities under this Agreement, and due diligence, transportation, lodging, meals, computer, duplication, appraisal, audit, insurance, consultant, search and filing fees, costs and expenses of Purchasers, and (ii) all reasonable costs and expenses, if any, of Purchasers and any Assignees (including, without limitation, counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of their respective rights under this Agreement and the Related Documents or as shareholders of the Company.

              16.4.2 Company shall idemnify and hold harmless Purchasers and any Assignees and their respective Affiliates (each such Person being an "Indemnified Party") from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, fees and disbursements of counsel and out of pocket expenses of Purchasers and their agents), which may be incurred by or asserted or awarded against any Indemnified Party, in each case in connection with, relating to or arising out of or by reason of, or in connection with the preparation for or defense of, joint or several, any investigation, inquiry, litigation or proceeding (i) relating to or arising out of the transactions contemplated herein or the execution, delivery, enforcement and performance of this Agreement or the Related Documents, (ii) any claim of a party (other than an Indemnified Party) relating to any act, omission or obligation of the Company or its stockholders, directors, officers, agents, employees, creditors or Affiliates or (iii) any breach of any written obligation of the Company or its Affiliates to Purchasers, whether or not such Indemnified Party is a party thereto and whether or not the transactions contemplated herein are consummated. The Company will not be liable to any Indemnified Party under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense incurred by or asserted or awarded against such Indemnified Party is found to have resulted from the willful misconduct or gross negligence of such Indemnified Party as determined by a final judgment of a court of competent jurisdiction. The agreements in this Section 10.4.2 shall survive the Final Maturity Date.

         16.5 Right of Set-off. Subject to Article VII, upon the occurrence and during the continuance of any Event of Default, Purchasers and any Assignees are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Purchasers and any Assignees and Participants to or for the credit or the account of the Company against any and all of the Liabilities irrespective of whether or not the Purchasers and any such Assignees shall have made any demand under this Agreement or the Preferred Shares and although such obligations may be unmatured. Purchasers and any Assignees agree promptly to notify the Company after any such set-off and application made by Purchasers or any Assignees, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Purchasers or any Assignee under this Section 10.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Purchasers or such Assignee may have hereunder, under the Related Documents, or pursuant to applicable law.

         16.6 Construction. The use of the singular or plural or masculine or neuter gender shall not be given an exclusionary meaning and, where applicable, shall be intended to include the appropriate number or gender, as the case may be. The failure of this Agreement to use the term "Sole and Exclusive Discretion" in connection with any act or failure to act of the Purchasers hereunder shall not be deemed to imply any obligation on the part of Purchasers to act or fail to act except in their Sole and Exclusive Discretion.

         16.7 Execution in Counterparts. This Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         16.8 Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the Company and Purchasers and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Purchasers. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois without regard to its principles of conflicts of law.

         16.9 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other portion of this Agreement or the remaining portion of the applicable provision.

         16.10 Submission to Jurisdiction. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION AND EXCLUSIVE VENUE OF ANY STATE OR FEDERAL COURT LOCATED IN CHICAGO, ILLINOIS, OVER ANY ACTION OR PROCEEDING (i) TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT, THE RELATED DOCUMENTS, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED, OR THAT MAY IN THE FUTURE BE DELIVERED, IN CONNECTION HEREWITH OR THEREWITH, OR (ii) ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR FEDERAL COURT. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

         PURCHASERS DESIGNATE AND APPOINT CT CORPORATION SYSTEM, 208 SOUTH LASALLE STREET, CHICAGO, ILLINOIS 60604, AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE AND FORWARD ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT ITS ADDRESS PROVIDED IN SECTION 10.2 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE COMPANY REFUSES TO ACCEPT SERVICE, THE COMPANY HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF AGENT OR PURCHASERS TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

         COMPANY AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST PURCHASERS OR ANY ASSIGNEE OR PARTICIPANT OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTIES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE DOCUMENTS REFERRED TO

ABOVE, IN ANY COURT OTHER THAN ONE HEREINABOVE SPECIFIED IN THIS SECTION
10.10. NOTHING IN THIS SECTION 10.10 SHALL AFFECT THE RIGHT OF PURCHASERS OR ANY ASSIGNEE OR PARTICIPANT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR THE RIGHT OF PURCHASERS OR ANY ASSIGNEE OR PARTICIPANT TO BRING ANY ACTION OR PROCEEDING AGAINST THE COMPANY OR THE PROPERTY OF THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTIONS.

         16.11 Waiver of Jury Trial. THE COMPANY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS AGREEMENT, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED, OR THAT MAY IN THE FUTURE BE DELIVERED, IN CONNECTION HEREWITH AND THE COMPANY AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                   COMPANY:

                                   PRINCETON DENTAL MANAGEMENT CORPORATION


                                   By:__________________________________________

                                   Its:_________________________________________


                                   Address and telecopy:
                                   2358 Hassell Road
                                   Hoffman Estates, Illinois 60195
                                   Telecopy:  708-834-2697



                                    PURCHASERS:

                                    ____________________________________________
                                    FRANK LEONARD LAPORT

                                    Address and telecopy:
                                    ____________________________________________
                                    ____________________________________________

                                    Telecopy:___________________________________



                                    BEVERLY TRUST COMPANY, AS CUSTODIAN OF
                                    THE FRANK LEONARD LAPORT ROLLOVER INDIVIDUAL
                                    RETIREMENT ACCOUNT NUMBER 75-49990


                                    By:_____________________________________

                                    Its:____________________________________


                                    Address and telecopy:
                                    ________________________________________
                                    ________________________________________

                                    Telecopy: ______________________________

                                        AMSTERDAM EQUITIES LIMITED

                                        By:_____________________________________

                                        Its:____________________________________

                                        Address and telecopy:
                                        404 East Bay Street
                                        P.O. Box SS-5539
                                        Nassau, New Providence,
                                        Bahamas Islands
                                        Telecopy:_______________________________

STATE OF ILLINOIS         )
                          )                SS
COUNTY OF __________      )


         I, ___________________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that Charles Mitchell, D.D.S., personally known to me to be the President and Chief Executive Officer of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of such corporation for the uses and purposes herein set forth.

         Given under my hand and seal this _____ day of _______________, 1996.


SEAL:
                                                  ______________________________
                                                            NOTARY PUBLIC

My commission expires _____________.

                                 SCHEDULE 4.11

                            TAX RETURNS AND PAYMENTS


                                     None.

                                                                       216273.11


                           CERTIFICATE OF DESIGNATION

                                       OF

             SERIES A 11.75% CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF

                    PRINCETON DENTAL MANAGEMENT CORPORATION

        Pursuant to Section 151 of the General Corporation Law of the State of Delaware.

         Princeton Dental Management Corporation, a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Certificate of Incorporation and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution, creating a series of its Preferred Stock, $1.00 par value per share, designated as Series A 11.75% Cumulative Convertible Preferred Stock (the "Preferred Stock"):

         RESOLVED, that the Preferred Stock be hereby created, and that the designation and amount thereof, preferences and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof are as follows:

         SECTION 1. DESIGNATION AND AMOUNT. The shares of such Preferred Stock shall be designated as the "11.75% Cumulative Convertible Preferred Stock" and the number of shares constituting such series shall be 10,000, which number may be increased or decreased, subject to Section 12, by the Board of Directors of the Corporation without a vote of the holders of Common Stock; provided, however, that such number may not be decreased below the number of then currently outstanding shares of Preferred Stock.

         SECTION 2. DEFINITIONS. For purposes of the Preferred Stock, in addition to those terms otherwise defined herein, the following terms shall have the meanings indicated:

                 "Agent" is defined in the Preferred Stock Purchase Agreement.

                 "Affiliate" as applied to any Person means (a) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person or (b) any other Person that owns or controls 5% or more of any class of equity securities of that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, the holders of the

         Preferred Stock or their affiliates shall not be deemed to be Affiliates of the Borrower for purposes of this Certificate of Designation solely by virtue of their ownership of Preferred Stock.

                 "Amsterdam Warrant No. 1" means that certain warrant to purchase up to 3,588,750 unregistered Shares executed and delivered by Company to Lender, pursuant to the Convertible Debt Agreement.

                 "Amsterdam Warrant No. 2" means that certain Warrant to Purchase up to 268,125 unregistered Shares executed and delivered by the Corporation to Lender, pursuant to the Preferred Stock Purchase Agreement.

                 "Authorized Representative" means the President of the Corporation or such other officers of the Corporation as are designated in writing by the Corporation to the Preferred Stockholders.

                 "Business Day" means any day other than a Saturday, Sunday, a U.S. federal holiday or other day on which banking institutions in Chicago, Illinois or the Bahamas are authorized or required by law to close or are otherwise closed.

                 "Certificate of Designation" means this Certificate of Designation of Series A 11.75% Cumulative Convertible Preferred Stock.

                 "Common Stock" means the Common Stock of the Corporation, $0.0001 par value per share.

                 "Convertible Debt Agreement" means that certain Convertible Debt Agreement dated April 22, 1996, between the Corporation, as borrower and Amsterdam Equities Limited, as lender.

                 "Convertible Secured Notes" mean the convertible secured notes of the Corporation delivered by the Corporation to Lender pursuant to the Convertible Debt Agreement.

                 "Default Rate" means at any time the greater of (i) twenty-one and seventy-five one-hundredths percent (21.75%) and (ii) eleven and seventy-five one-hundredths percent (11.75%) over the then current Prime Rate, computed on the basis of a three-hundred and sixty (360) day year based on the actual number of days elapsed.

                 "Dividend Payment Date" means each March 31, June 30, September 30 and December 31, beginning on June 30, 1996, provided if any such date is not a Business Day, the Dividend Payment Date will be the next succeeding Business Day.

                 "Dividend Payment Record Date" means, with respect to each Dividend Payment Date, a date fixed by the Board which will be not more than sixty (60) days nor less than ten (10) days prior to the corresponding Dividend Payment Date.

                 "Dividend Periods" means the interval beginning on the most recent Dividend Payment Date and ending on and including the day immediately preceding the next succeeding Dividend Payment Date.

                 "Event of Default" is defined in the Preferred Stock Purchase Agreement.

                 "Final Maturity Date" means the earlier of (i) the date on which the Liabilities are paid in full and the Preferred Stock Purchase Agreement has terminated pursuant to its terms, or (ii) the date on which all of the shares of Preferred Stock have been converted to Shares.

                 FLL Warrant means that certain Warrant to Purchase up to 134,063 unregistered Shares executed and delivered by the Corporation to Frank Leonard Laport.

                 "Fully Diluted Shares" means the total number of Shares, calculated on a fully diluted basis, as though all warrants, stock options, rights under stock benefit plans, securities convertible or exchangeable into Shares or other securities of Company or other similar rights to acquire Shares or other securities in the Company had been exercised, including, without limitation, all Shares issuable upon conversion of the Convertible Secured Notes, the Preferred Stock, the Amsterdam Warrant No. 2, the Laport Warrant, the FLL Warrant and the Amsterdam Warrant No. 1; provided, however, that when used to determine the number of Shares into which the Convertible Secured Notes and the Preferred Stock are being converted at a particular time, the term Fully Diluted Shares shall include, with respect to the Shares issuable upon conversion of the Convertible Secured Notes and the Preferred Stock, only those Shares into which the Convertible Secured Notes and the Preferred Stock are then being converted.

                 "Initial Dividend Period" means the interval beginning on the Issue Date to and including the next Dividend Payment Date.

                 "Issue Date" means, with respect to each share of Preferred Stock, the date on which such share of Preferred Stock is issued.

                 "Junior Securities" means any shares of Common Stock or any other class or series of a class of capital stock of the Corporation ranking junior to the Preferred Stock.

                 "Laport Warrant" means that certain Warrant to Purchase up to 134,062 unregistered Shares executed and delivered by the Corporation to Beverly Trust Company, as Custodian of the Frank Leonard Laport Rollover Individual Retirement Account Number 75-49990, pursuant to the Preferred Stock Purchase Agreement.

                 "Lender" is defined in the Convertible Debt Agreement.

                 "Letter of Agreement" is defined in the Convertible Debt Agreement.

                 "Liabilities" means all obligations, liabilities and indebtedness of the Corporation to the Preferred Stockholders, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, primary or secondary, joint or several, recourse or non-recourse or now or hereafter existing or due or to become due, whether for dividends, fees, expenses, lease obligations, indemnities or otherwise, under or in connection with the Preferred Stock Purchase Agreement, the Letter of Agreement and the Related Documents.

                 "Liquidation Value" means $100.00 per share of Preferred Stock.

                 "Maturity Date" is defined as the day which is the seventh anniversary of the Closing Date, as defined in the Preferred Stock Purchase Agreement.

                 "Person" means an individual, partnership, corporation (including business trust), limited liability company, joint stock company, trust, unincorporated association, financial institution, joint venture or other entity, or a government or any political subdivision or agency thereof.

                 "Preferred Stockholder" means a holder of Preferred Stock.

                 "Purchase Price" means the purchase price per share of Preferred Stock, which is $100.00.

                 "Preferred Stock Purchase Agreement" means that certain Series A 11.75% Cumulative Convertible Preferred Stock Purchase Agreement dated as of April 22, 1996, between the Corporation and Frank Leonard Laport, Beverly Trust Company, as Custodian of the Frank Leonard Laport Rollover Individual Retirement Account Number 74-49990, and Lender.

                 "Prime Rate" for each calendar quarter means that rate of interest published as the prime rate in the Chicago Tribune, the Investors Business Daily or the Wall Street Journal on the last publication date immediately preceding the first day of such calendar quarter, and if such rate of interest is not the same in all such publications, or is not published in all such publications, the highest of such interest rates.

                 "Related Documents" means all security documents and all written agreements, instruments and documents, including, without limitation, notes, guaranties, warrants, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Corporation, its Subsidiaries or any other Person or delivered to the Preferred Stockholders or any assignee or any such agreement or document or the transactions contemplated hereby or thereby, including, without limitation, the FLL Warrant, the Laport Warrant, the Amsterdam Warrant No. 2 and the Registration Agreement, in each case as amended, modified, supplemented or restated from time to time and in effect.

         "Share" means a share of Common Stock.

                 "Sole and Exclusive Discretion" means the sole and exclusive discretion of the holders of a majority of the Preferred Stock, whether or not unreasonable.

                 "Stated Rate" means at any time the greater of (i) eleven and seventy-five one-hundredths percent (11.75%) or (ii) one and seventy-five one-hundredths percent (1.75%) over the then current Prime Rate, computed on the basis of a three-hundred and sixty (360) day year based on the actual number of days elapsed.

         SECTION 3.       REDEMPTION.

        On the Maturity Date, unless otherwise paid earlier in accordance with the provisions hereof, the Corporation shall purchase and redeem the Preferred Stock for a purchase price equal to the aggregate Liquidation Value of all shares of Preferred Stock then outstanding, which purchase price shall be payable in United States dollars by wire transfer for immediate credit pursuant to wiring instructions which the Corporation will obtain from the Preferred Stockholders, or, at the election of the Preferred Stockholders, by certified check or cashier's check to each holder at his address or addresses as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

         SECTION 4.       LIQUIDATION PREFERENCE

        Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the Preferred Stockholders will be entitled to be paid, before any distribution or payment is made in respect of any Junior Securities as to distribution on liquidation, dissolution or winding up, an amount in cash equal to the aggregate Liquidation Value of all shares of Preferred Stock outstanding plus all accumulated dividends. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than sixty (60) days prior to the payment date stated therein, to each record holder of Preferred Stock.

         SECTION 5.  DIVIDENDS.

        (a) General Obligation. When, as and if declared by the Board and to the extent legally permissible and contractually available therefor, the Corporation will pay dividends as provided in this Section 5 to the holders of the Preferred Stock. Except as otherwise provided herein, dividends on each share of Preferred Stock will accrue cumulatively, based upon a three-hundred sixty (360) day year for the actual number of days occurring in the appropriate Dividend Period, from and including the corresponding Issue Date for the Initial Dividend Period and for each Dividend Period thereafter, at the Stated Rate of the Liquidation Value thereof; provided, however, that, if the Corporation fails to pay dividends on the Preferred Stock within five (5) days of a Dividend Payment Date ("Dividend Default"), dividends shall accrue at the Default Rate from the date on which such amount is due until the date on which such is paid in full or such Dividend Default is otherwise cured or waived by the Preferred Stockholders in their Sole and Exclusive Discretion. Such dividends will accrue and accumulate whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends will be payable on each Dividend Payment Date to holders of record as they appear on the stock books of the Corporation on the corresponding Dividend Payment Record Date. Dividends on the Preferred Stock shall be paid before any dividends or distribution is made in respect of any Junior Securities.

                 (b) Distribution of Partial Dividend Payments. If at any time the Corporation declares less than the total amount of dividends then accrued with respect to the Preferred Stock as to dividends, such dividends will be payable to the holders of the Preferred Stock, ratably per share in proportion to the full per share amounts to which they respectively are entitled.

         SECTION 6. BOARD OF DIRECTORS. For so long as a Preferred Stockholder or its Affiliates continue to hold any Preferred Stock or Shares, the Preferred Stockholders shall be entitled to advance written notice of any and all meetings of any kind or nature of the Board of Directors of the Corporation as follows: (a) 60 days' advance notice in the case of meetings to be held outside of Cook County, Illinois, (b) 14 days' advance notice in the case of meetings to be held in Cook County, Illinois, and (c) such lesser notice as may be required as a result of an emergency, but in no event less than five days' advance notice. In addition, any Preferred Stockholder, at its sole option, shall be entitled to attend, or to have its agents or designees attend, any or all such meetings in order to ensure continuing compliance with the terms and conditions contained herein and in the other Related Documents. The Corporation shall be responsible for paying all fees and expenses (including, without limitation, travel, lodging, meals and other related expenses) incurred in connection with attending meetings of the Board of Directors by any of the above-referenced agents, designees or members of the Board of Directors designated by the Preferred Stockholders pursuant to this
Section 7, who shall in addition be paid by the Corporation compensation equal to that paid by the Corporation to Directors who are officers of the Corporation but who are not paid an annual salary by the Corporation.

         SECTION 7. CONVERSION. The Preferred Stock shall be converted into Shares as follows:

                 (a) Conversion Right. Subject to the terms and conditions of this Section 7, shares of Preferred Stock owned by Preferred Stockholders shall be automatically converted into Shares (with full voting rights no less than those of any other Shares) as follows:

                          (i) The total convertible amount represented by the aggregate Purchase Price of the Preferred Stock ("Total Convertible Amount") shall automatically be converted into Shares upon the conversion of the Convertible Secured Notes pursuant to the Convertible Debt Agreement;

                          (ii) for the purpose of determining the number of Shares into which the Total Convertible Amount may be converted, the principal owed and any other Liabilities (excluding contingent Liabilities the amount of which are not reasonably ascertainable) under Convertible Secured Notes shall be deemed to be included in the Total Convertible Amount for purposes of this Section 7;

                          (iii) the Lender and the holders of the Preferred Stock shall be entitled to convert the Total Convertible Amount represented by such Convertible Secured Notes and Preferred Stock based on the following formula: (1) Every one dollar of Total Convertible Amount through and including One Million Five Hundred Thousand dollars ($1,500,000.00) shall be directly convertible into Shares representing 0.0018 percent of the Fully Diluted Shares with the result that, in the instance of the issuance of One Million Five Hundred Thousand dollars ($1,500,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own twenty-seven percent (27%) of the Fully Diluted Shares (.000018 X $1,500,000.00 = 27%); (2) Every one
                 dollar of Total Convertible Amount above One Million Five Hundred Thousand dollars ($1,500,000.00) through and including Three Million dollars ($3,000,000.00) shall be directly convertible into Shares representing 0.00108333333 percent of the Fully Diluted Shares with the result that, in the instance of the issuance of Three Million dollars ($3,000,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own forty-three and twenty-five one-hundredths percent (43.25%) of the Fully Diluted Shares ((.000018 X $1,500,000.00 = 27%) +
                 (.0000108333333 X $1,500,000.00 = 16.25%) = 43.25%); (3) Every
                 one dollar of Total Convertible Amount above Three Million dollars ($3,000,000.00) through and including Four Million Five Hundred Thousand dollars ($4,500,000.00) shall be directly convertible into Shares representing 0.00065 percent of the Fully Diluted Shares with the result that, in the instance of the issuance of Four Million Five Hundred Thousand dollars ($4,500,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own fifty-three percent (53%) of the Fully Diluted Shares ((.000018 X $1,500,000.00 = 27%) + (.0000108333333 X
                 $1,500,000.00 = 16.25%) + (.0000065 X $1,500,000.00 = 9.75%) =
                 53%); (4) Every one dollar of Total Convertible Amount above Four Million Five Hundred Thousand dollars ($4,500,000.00) through and including Eight Million dollars ($8,000,000.00) shall be directly convertible into Shares representing
                 0.0003143 percent of the Fully Diluted Shares with the result that, in the instance of the issuance of Eight Million dollars ($8,000,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own sixty-four and five ten-thousandths percent (64.0005%) of the Fully Diluted Shares ((.000018 X $1,500,000.00 = 27%) +
                 (.0000108333333 X $1,500,000.00 = 16.25%) + (.0000065 X
                 $1,500,000.00 = 9.75%) + (.000003143 X $3,500,000.00 =
                 11.0005%) = 64.0005%); (5) Every one dollar of Total
                 Convertible Amount above Eight Million dollars ($8,000,000.00) through and including Eleven Million Five Hundred Thousand dollars ($11,500,000.00) shall be directly convertible into Shares representing 0.0002143 percent of the Fully Diluted Shares with the result that, in the instance of the issuance of Eleven Million Five Hundred Thousand dollars ($11,500,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own seventy-one and five hundred one one-thousandths percent (71.501%) of the Fully Diluted Shares ((.000018 X $1,500,000.00 = 27%) + (.0000108333333 X
$1,500,000.00 = 16.25%) + (.0000065 X $1,500,000.00 = 9.75%) + (.000003143 X
$3,500,000.00 = 11.0005%) + (.000002143 X $3,500,000.00 = 7.5005%) = 71.501%);
and (6) Every one dollar of Total Convertible Amount above Eleven Million Five Hundred Thousand dollars ($11,500,000.00) through and including Fifteen Million dollars ($15,000,000.00) shall be directly convertible into Shares representing
0.0001 percent of the Fully Diluted Shares with the result that, in the instance of the issuance of Fifteen Million dollars ($15,000,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own seventy-five and one one-thousandths percent (75.001%) of the Fully Diluted Shares ((.000018 X $1,500,000.00 = 27%) + (.0000108333333 X
$1,500,000.00 = 16.25%) + (.0000065 X $1,500,000.00 = 9.75%) + (.000003143 X
$3,500,000.00 = 11.0005%) + (.000002143 X $3,500,000.00 = 7.5005%) + (.000001 X
$3,500,000.00 = 3.5%) = 75.001%);

                          Solely for the purposes of clarification and without
                 limiting the immediately preceding paragraph in any fashion and assuming that the Corporation has 12,200,000 outstanding Shares on a fully diluted basis, each One dollar ($1.00) of Total Convertible Amount shall be convertible into Shares as follows: (a) each and every One dollar ($1.00) of Total Convertible Amount through and including One Million Five Hundred Thousand dollars ($1,500,000.00) converted pursuant to subsection 7(a)(iii)(1) shall be directly convertible into a number of Shares on a pro-rata basis, assuming that, for the purposes of such pro-ration, in the instance of the issuance of One Million Five Hundred Thousand dollars ($1,500,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own 4,512,329 Shares, i.e. (1.00 - .27) X = 12,200,000, .73 X = 12,200,000, X =
                 16,712,329, .27(16,712,329) = 4,512,329 Shares; (b) each and every One dollar ($1.00) of Total Convertible Amount above One Million Five Hundred Thousand dollars ($1,500,000.00) through and including Three Million dollars ($3,000,000.00) converted pursuant to subsection 7(a)(iii)(2) shall be directly convertible into a number of Shares on a pro-rata basis, assuming that, for the purposes of such pro-ration, in the instance of the issuance of Three Million dollars ($3,000,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own 9,297,797 Shares, i.e. (1.00 - .4325)X = 12,200,000, .5675 X =
                 12,200,000, X = 21,497,797, .4325(21,497,797) = 9,297,797
                 Shares; (c) each and every One dollar ($1.00) of Total Convertible Amount above Three Million dollars ($3,000,000.00) through and including Four Million Five Hundred Thousand dollars ($4,500,000.00) converted pursuant to subsection 7(a)(iii)(3) shall be directly convertible into a number of Shares on a pro-rata basis, assuming that, for the purposes of such pro-ration, in the instance of the issuance of Four Million Five Hundred Thousand dollars ($4,500,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own 13,757,447 Shares, i.e. (1.00 - .53)X = 12,200,000,

                 .47 X = 12,200,000, X = 25,957,447, .53(25,957,447) =
                 13,757,447 Shares; (d) each and every One dollar ($1.00) of Total Convertible Amount above Four Million Five Hundred Thousand dollars ($4,500,000.00) through and including Eight Million dollars ($8,000,000.00) converted pursuant to subsection 7(a)(iii)(4) shall be directly convertible into a number of Shares on a pro-rata basis, assuming that, for the purposes of such pro-ration, in the instance of the issuance of Eight Million dollars ($8,000,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own 21,689,360 Shares, i.e. (1.00 -.640005)X =
                 12,200,000, .359995 X = 12,200,000, X = 33,889,360,
                 .640005(33,889,360) = 21,689,360 Shares; (e) each and every
                 One dollar ($1.00) of Total Convertible Amount above Eight Million dollars ($8,000,000.00) through and including Eleven Million Five Hundred Thousand dollars ($11,500,000.00) converted pursuant to subsection 7(a)(iii)(5) shall be directly convertible into a number of Shares on a pro-rata basis, assuming that, for the purposes of such pro-ration, in the instance of the issuance of Eleven Million Five Hundred Thousand dollars ($11,500,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own 30,608,520 Shares, i.e. (1.00 - .71501)X =
                 12,200,000, .28499X = 12,200,000, X = 42,808,520,
                 .71501(42,808,520) = 30,608,520 Shares; and (f) each and every
                 One dollar ($1.00) of Total Convertible Amount above Eleven Million Five Hundred Thousand dollars ($11,500,000.00) through and including Fifteen Million dollars ($15,000,000.00) converted pursuant to subsection 7(a)(iii)(6) shall be directly convertible into a number of Shares on a pro-rata basis, assuming that, for the purposes of such pro- ration, in the instance of the issuance of Fifteen Million dollars ($15,000,000.00) of Total Convertible Amount and upon the conversion thereof into Shares, the holder thereof shall own 36,601,952 Shares, i.e. (1.00 - .75001)X = 12,200,000, .24999X
                 = 12,200,000, X = 48,801,952, .75001(48,801,952) = 36,601,952
                 Shares;

                          Each holder of Convertible Secured Notes and
                 Preferred Stock shall be entitled to receive upon conversion thereof that portion of the Fully Diluted Shares issuable under each of the applicable subsections (1) through (6) of the first paragraph of this Section 8(a)(iii) which is equal to a fraction (a) of which the numerator is the Total Convertible Amount represented by the Convertible Secured Notes and Preferred Stock held by such holder immediately prior to such conversion and (b) of which the denominator is the Total Convertible Amount represented by the Convertible Secured Notes and Preferred Stock held by all holders of Convertible Secured Notes and Preferred Stock immediately prior to such conversion;

                (b) Upon conversion, the Preferred Stockholders shall surrencer its stock certificate for such converted Preferred Stock, duly endorsed or assigned to the Corporation, to the Agent, to be held in escrow to be delivered in accordance with Section 7(c) hereof. For convenience, the conversion of any portion of the Total Convertible Amount represented by the Preferred Stock into Shares is hereinafter sometimes referred to as the "conversion" of the Preferred Stock; and

                 (c) Not later than ten (10) Business Days after the surrender of the Preferred Stock for conversion, the Corporation shall issue in the name of such Preferred Stockholder and deliver to Agent a certificate or certificates for the number of Shares issuable upon the conversion in the name of the then registered holder of the Preferred Stock. Such conversion shall be deemed to have been effected as of the start of business on the date the conversion of the Convertible Secured Notes is effective pursuant to the Convertible Debt Agreement (the "Conversion Date") and the Preferred Stock shall have been surrendered for conversion as aforesaid, and at such time the Person in whose name or names any certificate or certificates for Shares shall be issuable upon such conversion shall be deemed to have become at such time the holder or holders of record of the Shares represented thereby. In the event that only a portion of shares of Preferred Stock held by a Preferred Stockholder is converted, the Corporation shall execute and deliver to the Agent, at the expense of the Corporation, a reissued Preferred Stock certificate in the name of the Preferred Stockholders equal to the number of unconverted shares of Preferred Stock. Upon receipt of such Shares, the original certificate for the Preferred Stock and the reissued certificate, if any, Agent shall deliver to the Corporation for cancellation the original certificate and shall deliver to the holder of the converted Preferred Stock such Shares and the reissued certificate, if any.

                 (d) Reservation. The Corporation will at all times reserve and keep available such number of authorized Shares, solely for the purpose of issue upon the conversion of the Preferred Stock as herein provided for and the exercise of the conversion rights pursuant to the Convertible Debt Agreement, as may at any time be issuable (based upon the number of Shares outstanding at any such time) upon the conversion of Preferred Stock and the conversion of any Convertible Secured Notes, and such Shares issuable upon the exercise of the conversion rights of the Preferred Stock and the Convertible Secured Notes shall at no time have an aggregate par value which is in excess of the portion of the Total Convertible Amount that will be converted into one Share upon the conversion of the Preferred Stock and the conversion of any Convertible Secured Notes.

                 Notwithstanding the foregoing, the Corporation and Preferred Stockholders acknowledge that as of the Closing Date, the Corporation has 16,880,130 authorized Shares available for the purpose of issuing upon the conversion of the Preferred Stock and the Convertible Secured Notes. Based on the Corporation's representation that there are 13,493,205 Fully Diluted Shares, the 16,880,130 Shares available for issue upon the conversion described in the previous sentence may be issued in exchange for approximately $4,508,234.00 of the Total Convertible Amount represented by the Preferred Stock and the Convertible Secured Notes. If the Total Convertible Amount represented by the Preferred Stock and the Convertible Secured Notes rises above said amount, and if the Preferred Stock or the Convertible Secured Notes are converted, or the Corporation otherwise issues additional Shares, then unless additional Shares have been authorized, the Preferred Stockholders would be unable to effect the conversion of all of their shares of Preferred Stock and Lender would be unable to effect the conversion of the total amount of the convertible secured notes issued pursuant to the Convertible Debt Agreement. In such an event, the Corporation will take all actions necessary to increase the number of its authorized Shares in an amount sufficient to issue all Shares issuable upon the conversion of the Preferred Stock and the Convertible Secured Notes and, to the extent that approval of the stockholders of the Corporation is required for such increase, will use its best efforts to secure such approval. Furthermore, in the event that there are insufficient authorized Shares, the Corporation will not issue or commit to issue any Shares other than pursuant to the conversion of Preferred Stock pursuant to this Section 7 and pursuant to the conversion of the Convertible Secured Notes until a sufficient number of Shares are authorized.

                 (e) Mergers, Consolidations, Sales. In the case of any consolidation or merger of the Corporation with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Shares or other equity securities of the Corporation, then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the Preferred Stockholders shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the Shares that theretofore would have been received upon conversion of the Preferred Stock, such shares of stock, securities or assets as may be (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore so purchasable by conversion hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Preferred Stockholders to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of the conversion rights of the Preferred Stock. The Corporation shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to the Preferred Stockholders, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive. Nothing contained in this Section 7(e) shall permit the Corporation to take any action or enter into any transaction which is prevented or prohibited by any other provision of this Certificate of Designation, the Preferred Stock Purchase Agreement or the other Related Documents.

                 (f) Dissolution or Liquidation. In the event of any proposed distribution of the assets of the Corporation in complete dissolution or liquidation except under circumstances when the foregoing Section 7(e) shall be applicable, the Corporation shall give notice thereof to the Preferred Stockholders and shall make no distribution to shareholders until the expiration of one-hundred twenty (120) days from the date of giving of the aforesaid notice and, in any such case, the Preferred Stockholders may exercise the conversion rights, if and when the holders of the Convertible Secured Notes have exercised their conversion rights, with respect to Preferred Stock within one-hundred (120) days from the date of giving such notice and, upon the timely completion of such distribution or liquidation, all conversion rights herein granted not so exercised within such 120-day period shall thereafter become null and void.

                 (g) Notice of Dividends. If the Board of Directors of the Corporation shall declare any dividend or other distribution on the Shares, the Corporation shall give notice thereof to the Preferred Stockholders not less than one-hundred twenty (120) days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the Preferred Stockholders may exercise the conversion rights of the Preferred Stock, if and when the holders of the Convertible Secured Notes have exercised their conversion rights. The provisions of this section shall not apply to distributions made in connection with transactions covered by Section 7(e).

                 (h) Fractional Shares. Fractional Shares may be issued upon the exercise of the conversion rights of the Preferred Stock in any case where the holder hereof would be entitled to receive a fractional Share upon the exercise of the conversion rights of the Preferred Stock in order to receive the appropriate percentage of Fully Diluted Shares; provided, that at its election, any holder may elect to receive in lieu of any fractional Share that it would otherwise receive cash in the amount of such fraction of the fair market value of a Share.

                 (i) Fully Paid Stock; Taxes. The Corporation covenants and agrees that the shares of stock represented by each and every certificate for Shares to be delivered on the exercise of the conversion rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Corporation further covenants and agrees that it will pay when due and payable any and all federal and state taxes (other than income taxes) which may be payable in respect of the exercise of conversion rights by Preferred Stockholders or any Shares or certificates therefor upon the exercise of the conversion rights herein provided for pursuant to the provisions hereof.

         SECTION 8. LIMITED CALL RIGHT. During the period commencing on the date that the sum of (a) the aggregate Purchase Price paid for Preferred Stock purchased pursuant to the Preferred Stock Purchase Agreement and (b) the aggregate initial principal amount of Convertible Secured Notes issued pursuant to the Convertible Debt Agreement amounts to One Dollar ($1.00) or more and ending on the earlier to occur of one (1) year after the Closing Date under the Preferred Stock Purchase Agreement or when no Preferred Stock remains outstanding and no Indebtedness remains outstanding under the Convertible Secured Notes, the Corporation may give the Preferred Stockholders (or their transferees) notice of its intention to purchase and redeem ("Call") all (but not less than all) of the outstanding shares of Preferred Stock (collectively, the "Called Stock") if the conditions described in Section 8(a) hereof have been complied with at and prior to the time of the Corporation's exercise of the Call, and thereupon Preferred Stockholders (or its transferees) shall sell to the Company the Called Stock as provided in this Section 8.

                 (a) CONDITIONS TO CALL. The Call may be exercised and consummated only if: (i) no Event of Default has occurred and is continuing nor any Event of Default would occur, after giving effect to the exercise of the Call, with the passage of time, the giving of notice, or both; (ii) the exercise of the Call is not prohibited by applicable corporate or other law or pursuant to the terms or covenants of any loan agreement, note, security agreement or other instrument binding upon the Company; (iii) concurrently therewith, the Corporation calls for redemption that portion of the Convertible Secured Notes (the "Called Debt") which bears the same percentage of the total outstanding indebtedness under the Convertible Secured Notes as the Called Stock bears to the total outstanding shares of Preferred Stock; (iv) all accumulated dividends on the Preferred Stock have been paid; (v) concurrently therewith, the Corporation either (A) deposits in escrow with Agent an amount in cash equal to five percent of the Call Price (the "Deposit") or (B) delivers to the Preferred Stockholders a written, unconditional commitment from a third party to provide funds sufficient to consummate the Call and evidence satisfactory to the holders of a majority of the Preferred Stock that such third party has sufficient liquid assets available for that purpose; and (vi) the Preferred Stockholders do not exercise their right to convert the Called Stock within ninety (90) Business Days after the Call is made. At the closing of the Call, the Deposit, if made under clause (A) above, shall be paid by Agent to the Preferred Stockholders and applied against the Call Price. If the Call fails to close in accordance with or within the time period provided in Section 8(d) (other than due to the Preferred Stockholders' default or to the conversion of the Called Stock), the Deposit, if made under clause (A) above, shall be paid by Agent to the Preferred Stockholders as liquidated damages, such failure to close shall constitute an Event of Default and the Corporation shall not be entitled to close the Call or to make any subsequent Call.

                 (b)      [INTENTIONALLY DELETED].

                 (c) CALL PRICE. The purchase price ("Call Price") of the Called Stock shall be equal to the Liquidation Value thereof plus (a) if the Call is made within one-hundred eighty (180) days after the Closing Date, a premium of $375,000, (b) if the Call is made more than one-hundred eighty (180) days but within two-hundred seventy (270) days after the Closing Date, a premium of $500,000, and (c) if the call is made more than two-hundred seventy (270) days but within three-hundred sixty (360) days after the Closing Date, a premium of $750,000. The portion of the Call Price determined under clause (a),
         (b) or (c) of the preceding sentence (the "Premium") shall be allocated among the Preferred Stockholders and the holders of the Convertible Secured Notes in proportion to the ratio that the Liquidation Value of the Called Stock bears to the amount of the Indebtedness (as defined in the Convertible Debt Agreement) represented by the Called Debt. The portion of the Premium allocable to the Preferred Stockholders shall be allocated among the Preferred Stockholders in accordance with the amount of Preferred Stock of each Preferred Stockholder being Called.

                 (d) EXERCISE OF CALL. The Corporation may exercise the Call (subject to the terms and conditions hereinabove set forth) by delivery to the Preferred Stockholders during the period of the effectiveness of the Call of written notice of exercise of the Call, which notice shall specify the number of shares of the Preferred Stock which the Corporation elects to Call and shall contain a statement, certified by the Chief Executive Officer of the Corporation, that each of the conditions to the exercise and to the closing of the Call hereinabove set forth has been fulfilled. The closing of the Call shall take place at the principal offices of the Preferred Stockholders on or before one-hundred ten (110) Business Days after the exercise of the Call and shall take place concurrently with the redemption of the Called Debt; provided, however, that if any Preferred Stockholder agrees by written notice to the Corporation to accept the Call as to any portion of the Called Stock and to waive its right to convert such portion of the Called Stock prior to the expiration of such conversion right, the closing of the Call as to such portion of the Called Stock shall take place within 20 Business Days after such notice is given. At the closing, Agent (a) shall receive from the Corporation by wire transfer immediately available funds in an amount equal to the Call Price, plus all unpaid, accumulated dividends thereon, and (b) shall receive from the Preferred Stockholders the stock certificate for the Preferred Stock Called duly endorsed or assigned to the Corporation. Upon receipt of all of such items, Agent shall deliver to the Corporation the stock certificate for the Called Stock for cancellation and shall deliver to the Preferred Stockholders the above funds.

                 (e)      NO OTHER CALL RIGHTS.  Except as permitted in this
         Section 8, the Corporation shall not be entitled to call the outstanding Preferred Stock.

         SECTION 9. PREEMPTIVE RIGHTS UPON THE ISSUANCE OF CAPITAL STOCK BY COMPANY. At any time that shares of Preferred Stock are outstanding or a Preferred Stockholder or its transferees own any Shares or other securities in the Corporation, if the Corporation proposes to issue any Shares or any security or obligation which by its terms is convertible into Shares or any warrant, option or other subscription or purchase right with respect to Shares other than pursuant to the Warrant, Other Warrant, or pursuant to the conversion rights granted under the Convertible Debt Agreement or the Preferred Stock, the Corporation shall first deliver to the Preferred Stockholder a notice with respect to such proposed issuance which sets forth the price and number of Shares or other such securities which it proposes to issue. The Preferred Stockholders shall have the right to purchase such offered securities at the proposed issuance price (or, if such securities are to be issued in consideration of services rendered or upon the conversion or exercise of convertible securities, warrants or options heretofore issued by the Corporation, a sufficient amount of newly issued securities such that the Preferred Stockholders would suffer no dilution, at an amount equal to the fair value of such services or the actual consideration received by the Corporation upon such conversion or exercise), which right shall be exercisable by the Preferred Stockholders by written notice to the Corporation given on or before ninety (90) days after receipt by Preferred Stockholders of written notice of such proposed issuance. Such right shall accrue to Lender and all holders of the Preferred Stock. If only the Preferred Stockholders exercise such right, they may exercise such right as to any or all of such Shares or other securities. If Lender and one or more Preferred Stockholders exercise such right, such Preferred Stockholders shall have the right to purchase that portion of the Shares or other securities purchasable under this section as the aggregate Purchase Price of the Preferred Stock held by all holders exercising such right bears to the sum of the unpaid principal amount of Lender's Convertible Secured Notes and the aggregate purchase price of Preferred Stock held by all holders exercising such right (unless Lender and such exercising holders agree otherwise). In the event Preferred Stockholders do not exercise the option under this Section 9, the Corporation may issue the offered securities in the amount and at the price set forth in such notice to the Preferred Stockholders within one-hundred eighty (180) days of the date of such notice. The closing of any purchase by the Preferred Stockholders under this Section 9 shall be held at the principal office of the Preferred Stockholders at 11:00 a.m. local time on the one-hundred fiftieth (150th) day after the date on which the Preferred Stockholders first shall have received notice of the proposed issuance, or at such other time and place as the parties to the transaction may agree. Notwithstanding the foregoing, nothing contained in this Section 9 will waive the Preferred Stockholders' right to prevent or object to the issuance of Shares or any other securities by the Corporation or its Subsidiaries.

         SECTION 10. REGISTRATION OF TRANSFER. The Corporation will keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation will, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

         SECTION 11. REPLACEMENT. Upon receipt of the evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, or destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

         SECTION 12. AMENDMENT. No amendment, modification or waiver will be binding or effective with respect to any provision of this Certificate of Designation without the prior written consent of the holders of at least a majority of the then outstanding shares of Preferred Stock. The Corporation shall not take any action which may have the effect of diluting the rights of the Preferred Stockholders, including, without limitation, authorizing a stock split or combination with respect to the Preferred Stock, changing the number of shares of Preferred Stock authorized or issuing Preferred Stock to any person or entity other than the purchasers under the Preferred Stock Purchase Agreement, without the prior written consent of the holders of at least a majority of the then outstanding shares of Preferred Stock.

         SECTION 13. NOTICE. All notices, requests and other communications provided for hereunder shall be in writing and sent by first class mail registered or certified, postage prepaid and return receipt requested or delivered personally or by courier against written acknowledgement of receipt
(i) if to the Corporation, at 2358 Hassell Road, Hoffman Estates, Illinois 60195, with a copy to John F. Mahoney,

Esq., Chuhak & Tecson, P.C., 225 West Washington Street, Suite 1300, Chicago, Illinois, 60606, (ii) if to a Preferred Stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by such holder). All such notices and other communications shall be effective on the date of delivery to the party receiving such notice, as evidenced by the date set forth on the receipt signed by the party receiving such notice.

         SECTION 14. OBLIGATION TO SELL PREFERRED STOCK. If at any time the holders of a majority of the Indebtedness evidenced by the Convertible Secured Notes receive a bona fide, arm's length written offer from a party which is not an Affiliate of such holders to purchase all of the Convertible Secured Notes for monetary consideration, and wish to accept such offer, (a) they shall give prompt written notice of such offer to the Preferred Stockholders, including a copy of all documents relating thereto, (b) they shall not accept such offer unless the offeror agrees, simultaneously with such sale, to purchase all of the outstanding Preferred Stock on the same terms and conditions and at the same proportional price as is being paid for the Convertible Secured Notes, and
(c) the Preferred Stockholders shall be required to sell their Preferred Stock on such terms and conditions. Any Preferred Stockholder in breach of this Section shall pay the holders of the Convertible Secured Notes, on demand, all costs and expenses, including attorneys' fees, incurred by such holders in enforcing their rights under this section.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation of Series A 11.75% Cumulative Convertible Preferred Stock to be duly executed by its Chairman and attested to by its Secretary this 22nd day of April, 1996.

                                                  PRINCETON DENTAL MANAGEMENT
                                                   CORPORATION


                                                  By: ________________________
                                                  Chairman


ATTEST:


___________________________________________
Secretary

         THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ANY TRANSFER THEREOF IS SUBJECT TO COMPLIANCE WITH SUCH LAWS AND THE TERMS OF THIS WARRANT.


                           WARRANT TO PURCHASE UP TO
                 268,125 UNREGISTERED SHARES OF COMMON STOCK OF
                    PRINCETON DENTAL MANAGEMENT CORPORATION

NO. __


         FOR VALUE RECEIVED, Princeton Dental Management Corporation, a Delaware corporation located at 2358 Hassell Road, Hoffman Estates, Illinois 60195 (the "Company"), promises to issue in the name of, and sell and deliver to the party identified on Exhibit A attached hereto and incorporated herein, together with its successors, transferees and assigns (the "Holder") (when the context requires, the Company and the Holder shall be collectively referred to as the "Parties"), a certificate or certificates for an aggregate of Two Hundred Sixty Eight Thousand One Hundred Twenty Five (268,125) unregistered shares of Common Stock, One Ten Thousandth of One United States Dollar (U.S.$.0001) par value per share (the "Shares"), of the Company, upon payment therefor of Ten United States Cents ($0.10) per Share in lawful funds of the United States of America (the "Exercise Price") pursuant to the terms hereof.

         1. Definitions. Unless defined otherwise, any term used herein which has the first letters thereof capitalized, exclusive of prepositions and articles, shall be defined as such capitalized term is defined in that certain Series A 11.75% Cumulative Convertible Preferred Stock Purchase Agreement, dated as of April 22, 1996 ("Purchase Agreement"), by and between the Parties (which such Purchase Agreement is hereby incorporated herein and made a part hereof by this reference thereto).

         2. Exercise of Warrant. The Holder of this Warrant shall be entitled to purchase such numbers of Shares at any time over approximately a ten (10) year period commencing on the effective date of this Warrant and ending at 6:01 P.M. Eastern Standard Time on the date ten (10) years after such date.

         In case the Holder of this Warrant shall desire from time to time to exercise this Warrant in whole or in part, the Holder shall surrender a copy of this Warrant, with a copy of the form of exercise notice marked Exhibit B, which is attached hereto, incorporated herein and made a part hereof by this reference thereto, duly executed by the Holder (said exercise notice shall bear an original signature of the Holder), to the Company, accompanied by payment of the Exercise Price.

         This Warrant may be exercised in whole or in part but not for fractional Shares. In case of the exercise in part only, the Company shall immediately deliver to the Holder a new Warrant of like tenor for the remaining Shares. This Warrant, at any time prior to the exercise hereof, upon presentation and surrender to the Company may be exchanged for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered.

         3. No Voting Rights. This Warrant shall not entitle the Holder hereof to any voting right (except as required by law) or to other rights as a shareholder of the Company. However, Holders of Shares received upon exercise of this Warrant shall have such voting rights and all other rights as other shareholders of the Company.

         4. Covenants of the Company. The Company hereby covenants and agrees that prior to the expiration of this Warrant by exercise or by its terms:

                 a. The Company will not by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all provisions of this Warrant and in the taking of all other actions that may be necessary in order to protect the rights of the Holder against dilution.

                 b. The Company shall not issue any shares of common stock or any other equity of the Company without the prior written consent of Holder, and upon any such issuance, this Warrant shall be modified so that the number of shares issuable hereunder shall represent the same percentage of the fully diluted equity of the Company as before such issuance.

                 c. The Company shall at all times reserve and keep available, out of its authorized and unissued share capital, solely for the purpose of providing for the exercise of the Warrant, forthwith upon the request of the Holder of the Warrants then outstanding and in effect, such numbers of Shares as shall, from time to time, be sufficient for the exercise in full of the Warrants. The Company shall, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its share capital if at any time the number of Shares remaining unissued and unreserved for other purposes shall not be sufficient to permit the exercise of the Warrants then outstanding and in effect.

         Notwithstanding the foregoing, the Company and the Holder acknowledge that as of the date of this Warrant, the Company has 16,880,130 shares of authorized and unissued shares of its common stock available for the purpose of issue upon (1) the exercise, in whole, of the conversion rights of the Series A 11.75% Cumulative Convertible Preferred Stock of the Company (the "Series A Preferred Stock") and the convertible secured notes issued pursuant to that certain Convertible Debt Agreement dated as of April 22, 1996 by and between the Company and Amsterdam Equities Limited ("Convertible Debt Agreement") and (2) the exercise, in whole, of this Warrant, the FLL Warrant, Laport Warrant and the Amsterdam Warrant No. 1 (collectively, the "Other Warrants"). If the amount, of shares authorized and unissued is insufficient, to effect, in whole, the conversion and/or exercise in whole, of the Preferred Stock, the convertible secured notes issued pursuant to the Convertible Debt Agreement, this Warrant and the Other Warrants, (2) then, upon the request of the Holder, the Company shall take all actions necessary to increase the number of authorized shares in an amount sufficient to issue all shares issuable pursuant to the conversion rights represented by the Convertible Secured Notes, the Series A Preferred Stock, and the exercise of this Warrant and the Other Warrants.

         5. Loss, Theft, Destruction or Mutilation. In case this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or in lieu of and substitution for such Warrant so destroyed, lost or stolen, upon the Holder of such Warrant filing with the Company such reasonable evidence (an affidavit shall suffice) that such Warrant has been so mutilated, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder; provided, however, that the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand reasonable indemnity and payment of expenses and charges incurred in connection with the delivery of such new Warrant, and may, if reasonable under the circumstances, request a bond from the Holder. All Warrants so surrendered to the Company shall be canceled.

         6. Record Owner. At the time of the surrender of this Warrant, together with the payment of the Exercise Price, the person exercising this Warrant shall be deemed to be the Holder of record of the Warrants deliverable upon such exercise, in whole or in part, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to such person.

         7. Fractional Securities. No fractional Shares, fractional warrants, fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for on such exercise, the Holder may elect to remit to the Company an amount in cash equal to the difference between such fraction and one, multiplied by the Exercise Price, and the Company will issue the Holder one Share in addition to the number of whole shares required by the exercise of the Warrant.

         8. Original Issue Taxes. The Company shall pay all United States, state, local and any other original issue taxes, if any, upon the issuance of this Warrant or the Shares deliverable upon exercise hereof.

         9. Notices. All notices, requests and other communications provided for hereunder shall be in writing and sent by first class or equivalent mail of the country of origin, registered or certified, postage prepaid and return receipt requested or delivered personally or by courier against written acknowledgement of receipt (i) if to the Company, at 2358 Hassell Road, Hoffman Estates, Illinois 60195, with a copy to John F. Mahoney, Esq., Chuhak & Tecson, 225 West Washington Street, Suite 1300, Chicago, Illinois, 60606, (ii) if to the Holder, at the address designated for such Holder on Exhibit A (unless otherwise indicated by Holder). All such notices and other communications shall be effective on the date of delivery to the party receiving such notice, as evidenced by the date set forth on the receipt signed by the party receiving such notice.

         10. Restrictions on Transferability. The Warrant and the Shares issuable upon exercise of this Warrant may be transferred by the Holder pursuant to any applicable exemption from registration under the Securities Act of 1933, as amended, or applicable state securities laws.

         Further, this Warrant, and the Shares issuable upon exercise of this Warrant, have not yet been registered under the Securities Act. Accordingly, this Warrant, all replacement Warrants and the stock certificates representing the Shares shall, prior to registration pursuant to the Registration Agreement, bear the following legend:

         THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED EITHER UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND ANY TRANSFER THEREOF IS SUBJECT TO COMPLIANCE WITH SUCH LAWS AND THE TERMS OF THIS WARRANT.


         11. Entire Agreement and Modification. The Company and the Holder of this Warrant hereby represent and warrant that, except for the provisions of the Purchase Agreement and that certain Registration Agreement, dated as of April 22, 1996 by and between the Company and the Holder (which such Registration Agreement is hereby incorporated herein and made a part hereof by this reference thereto) this Warrant is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the Parties with respect to the subject matter of this Warrant, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, empowered or affected. A modification or waiver of any of the terms, conditions or provisions of this Warrant shall be effective only if made in writing and executed with the same formality as this Warrant.

         12. Authorization. The undersigned have been duly authorized by the Company to execute this Warrant, and any related agreements between the Company and the Holder, the signatures of the undersigned are binding upon the Company, and their execution of this Warrant does not constitute a breach of any existing agreement to which the Company is a party.

         13. Effective Date. Warrants granted hereunder shall become effective immediately upon the earliest to occur, for any reason whatsoever, of any one or more of the following events: (i) an Event of Default other than the mere failure to pay interest under the Convertible Secured Notes which is due in June 1996 or September 1996 or the mere failure to pay dividends on the Preferred Shares which is due on June 30, 1996 or September 30, 1996 (it being acknowledged that that failure to pay interest on the Convertible Secured Notes or dividends on Preferred Shares due at any other time shall be deemed an Event of Default hereunder and thereunder), (ii) the failure of net income of the Company for 1996, determined in accordance with generally accepted accounting principles applied on a basis consistent with past periods, to be at least One United States Dollar ($1.00), (iii) the failure of net income of the Company for 1997, determined in accordance with generally accepted accounting principles applied on a basis consistent with past periods, to be at least equal to Sixty Percent (60.0%) of the dollar amount of the principal and interest owed under the Convertible Secured Notes outstanding at the end of 1997, and/or (iv) for every year after 1997, the failure of net income of the Company, determined in accordance with generally accepted accounting principles applied on a basis consistent with past periods, to increase no less than the total of Ten Percent (10.0%) per year, on a compounded basis, plus Sixty Percent (60.0%) of the increase in dollar amount of principal and interest owed under the Convertible Secured Notes outstanding at the end of any such year over the immediately preceding year. The Company must provide written notice to the Holder of the occurrence of any of events set forth in the immediately preceding sentence no later that thirty (30) days after any such occurrence. The Warrants granted hereunder shall be wholly void and of no effect and the rights evidenced hereby will terminate unless exercised in accordance with the terms and provisions hereof before the date set forth in Section 2.

         IN WITNESS WHEREOF, the Company by its duly authorized officer has executed this Warrant as of the 22nd day of April, 1996.

PRINCETON DENTAL MANAGEMENT CORPORATION,
         a Delaware corporation, by:


______________________________
Charles Mitchell, D.D.S.
President and CEO
                                        Attest:
Corporate Seal

                                        _______________________________
                                        Secretary

STATE OF ILLINOIS         )
                          )        SS
COUNTY OF _______         )


         I, _____________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that Charles Mitchell, D.D.S., personally known to me to be the President and Chief Executive Officer of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes herein set forth.

         Given under my hand and seal this ________ day of _____________, 1996.

SEAL:

                                        _______________________________________
                                        NOTARY PUBLIC

My commission expires ______________.


STATE OF ILLINOIS         )
                          )        SS
COUNTY OF _________       )

         I, ______________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that ___________________, personally known to me to be the Secretary of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes herein set forth.

         Given under my hand and seal this ____ day of ________________, 1996.


SEAL:

                                        _______________________________________
                                        NOTARY PUBLIC

My commission expires ________________.

                                  EXHIBIT "A"

                           AMSTERDAM EQUITIES LIMITED

                                   NOTICE TO:

                              404 East Bay Street
                                P.O. Box SS-3539
                             Nassau, New Providence
                                Bahamas Islands

                                  EXHIBIT "B"


                                FORM OF EXERCISE

         The undersigned hereby irrevocably elects to exercise a purchase right pursuant to the terms of this Warrant for, and to purchase thereunder, ___________________________ ___________________________________ Shares of
Princeton Dental Management Corporation, a Delaware corporation, and herewith makes payment of $________________________ per Share, or a total of $____________________________ therefor, and requests that such Shares be issued to:


                                        _________________________________

                                        _________________________________
                                        (Title)

                                        _________________________________
                                        (Print Name)

                                        _________________________________
                                        (Address)

                                        _________________________________

                                        _________________________________

Dated:___________________________       _________________________________
                                        (Identification Number, if assigned by
                                                  a Governing Authority)

         THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ANY TRANSFER THEREOF IS SUBJECT TO COMPLIANCE WITH SUCH LAWS AND THE TERMS OF THIS WARRANT.


                           WARRANT TO PURCHASE UP TO
                 134,063 UNREGISTERED SHARES OF COMMON STOCK OF
                    PRINCETON DENTAL MANAGEMENT CORPORATION

NO. __


         FOR VALUE RECEIVED, Princeton Dental Management Corporation, a Delaware corporation located at 2358 Hassell Road, Hoffman Estates, Illinois 60195 (the "Company"), promises to issue in the name of, and sell and deliver to the party identified on Exhibit A attached hereto and incorporated herein, together with its successors, transferees and assigns (the "Holder") (when the context requires, the Company and the Holder shall be collectively referred to as the "Parties"), a certificate or certificates for an aggregate of One Hundred Thirty Four Thousand Sixty Three (134,063) unregistered shares of Common Stock, One Ten Thousandth of One United States Dollar (U.S.$.0001) par value per share (the "Shares"), of the Company, upon payment therefor of Ten United States Cents ($0.10) per Share in lawful funds of the United States of America (the "Exercise Price") pursuant to the terms hereof.

         1. Definitions. Unless defined otherwise, any term used herein which has the first letters thereof capitalized, exclusive of prepositions and articles, shall be defined as such capitalized term is defined in that certain Series A 11.75% Cumulative Convertible Preferred Stock Purchase Agreement, dated as of April 22, 1996 ("Purchase Agreement"), by and between the Parties (which such Purchase Agreement is hereby incorporated herein and made a part hereof by this reference thereto).

         2. Exercise of Warrant. The Holder of this Warrant shall be entitled to purchase such numbers of Shares at any time over approximately a ten (10) year period commencing on the effective date of this Warrant and ending at 6:01 P.M. Eastern Standard Time on the date ten (10) years after such date.

         In case the Holder of this Warrant shall desire from time to time to exercise this Warrant in whole or in part, the Holder shall surrender a copy of this Warrant, with a copy of the form of exercise notice marked Exhibit B, which is attached hereto, incorporated herein and made a part hereof by this reference thereto, duly executed by the Holder (said exercise notice shall bear an original signature of the Holder), to the Company, accompanied by payment of the Exercise Price.

         This Warrant may be exercised in whole or in part but not for fractional Shares. In case of the exercise in part only, the Company shall immediately deliver to the Holder a new Warrant of like tenor for the remaining Shares. This Warrant, at any time prior to the exercise hereof, upon presentation and surrender to the Company may be exchanged for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered.

         3. No Voting Rights. This Warrant shall not entitle the Holder hereof to any voting right (except as required by law) or to other rights as a shareholder of the Company. However, Holders of Shares received upon exercise of this Warrant shall have such voting rights and all other rights as other shareholders of the Company.

         4. Covenants of the Company. The Company hereby covenants and agrees that prior to the expiration of this Warrant by exercise or by its terms:

                 a. The Company will not by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all provisions of this Warrant and in the taking of all other actions that may be necessary in order to protect the rights of the Holder against dilution.

                 b. The Company shall not issue any shares of common stock or any other equity of the Company without the prior written consent of Holder, and upon any such issuance, this Warrant shall be modified so that the number of shares issuable hereunder shall represent the same percentage of the fully diluted equity of the Company as before such issuance.

                 c. The Company shall at all times reserve and keep available, out of its authorized and unissued share capital, solely for the purpose of providing for the exercise of the Warrant, forthwith upon the request of the Holder of the Warrants then outstanding and in effect, such numbers of Shares as shall, from time to time, be sufficient for the exercise in full of the Warrants. The Company shall, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its share capital if at any time the number of Shares remaining unissued and unreserved for other purposes shall not be sufficient to permit the exercise of the Warrants then outstanding and in effect.

         Notwithstanding the foregoing, the Company and the Holder acknowledge that as of the date of this Warrant, the Company has 16,880,130 shares of authorized and unissued shares of its common stock available for the purpose of issue upon (1) the exercise, in whole, of the conversion rights of the Series A 11.75% Cumulative Convertible Preferred Stock of the Company (the "Series A Preferred Stock") and the convertible secured notes issued pursuant to that certain Convertible Debt Agreement dated as of April 22, 1996 by and between the Company and Amsterdam Equities Limited ("Convertible Debt Agreement") and
(2) the exercise, in whole, of this Warrant, the Laport Warrant, the Amsterdam Warrant No. 1 and the Amsterdam Warrant No. 2 (collectively, the "Other Warrants"). If the amount, of shares authorized and unissued is insufficient, to effect, in whole, the conversion and/or exercise in whole, of the Preferred Stock, the convertible secured notes issued pursuant to the Convertible Debt Agreement, this Warrant and the Other Warrants, (2) then, upon the request of the Holder, the Company shall take all actions necessary to increase the number of authorized shares in an amount sufficient to issue all shares issuable pursuant to the conversion rights represented by the Convertible Secured Notes, the Series A Preferred Stock, and the exercise of this Warrant and the Other Warrants.

         5. Loss, Theft, Destruction or Mutilation. In case this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or in lieu of and substitution for such Warrant so destroyed, lost or stolen, upon the Holder of such Warrant filing with the Company such reasonable evidence (an affidavit shall suffice) that such Warrant has been so mutilated, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder; provided, however, that the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand reasonable indemnity and payment of expenses and charges incurred in connection with the delivery of such new Warrant, and may, if reasonable under the circumstances, request a bond from the Holder. All Warrants so surrendered to the Company shall be canceled.

         6. Record Owner. At the time of the surrender of this Warrant, together with the payment of the Exercise Price, the person exercising this Warrant shall be deemed to be the Holder of record of the Warrants deliverable upon such exercise, in whole or in part, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to such person.

         7. Fractional Securities. No fractional Shares, fractional warrants, fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for on such exercise, the Holder may elect to remit to the Company an amount in cash equal to the difference between such fraction and one, multiplied by the Exercise Price, and the Company will issue the Holder one Share in addition to the number of whole shares required by the exercise of the Warrant.

         8. Original Issue Taxes. The Company shall pay all United States, state, local and any other original issue taxes, if any, upon the issuance of this Warrant or the Shares deliverable upon exercise hereof.

         9. Notices. All notices, requests and other communications provided for hereunder shall be in writing and sent by first class or equivalent mail of the country of origin, registered or certified, postage prepaid and return receipt requested or delivered personally or by courier against written acknowledgement of receipt (i) if to the Company, at 2358 Hassell Road, Hoffman Estates, Illinois 60195, with a copy to John F. Mahoney, Esq., Chuhak & Tecson, 225 West Washington Street, Suite 1300, Chicago, Illinois, 60606, (ii) if to the Holder, to the persons at the addresses designated for such Holder on Exhibit A (unless otherwise indicated by Holder). All such notices and other communications shall be effective on the date of delivery to the party receiving such notice, as evidenced by the date set forth on the receipt signed by the party receiving such notice.

         10. Restrictions on Transferability. The Warrant and the Shares issuable upon exercise of this Warrant may be transferred by the Holder pursuant to any applicable exemption from registration under the Securities Act of 1933, as amended, or applicable state securities laws.

         Further, this Warrant, and the Shares issuable upon exercise of this Warrant, have not yet been registered under the Securities Act. Accordingly, this Warrant, all replacement Warrants and the stock certificates representing the Shares shall, prior to registration pursuant to the Registration Agreement, bear the following legend:

         THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED EITHER UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND ANY TRANSFER THEREOF IS SUBJECT TO COMPLIANCE WITH SUCH LAWS AND THE TERMS OF THIS WARRANT.


         11. Entire Agreement and Modification. The Company and the Holder of this Warrant hereby represent and warrant that, except for the provisions of the Purchase Agreement and that certain Registration Agreement, dated as of April 22, 1996 by and between the Company and the Holder (which such Registration Agreement is hereby incorporated herein and made a part hereof by this reference thereto) this Warrant is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the Parties with respect to the subject matter of this Warrant, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, empowered or affected. A modification or waiver of any of the terms, conditions or provisions of this Warrant shall be effective only if made in writing and executed with the same formality as this Warrant.

         12. Authorization. The undersigned have been duly authorized by the Company to execute this Warrant, and any related agreements between the Company and the Holder, the signatures of the undersigned are binding upon the Company, and their execution of this Warrant does not constitute a breach of any existing agreement to which the Company is a party.

         13. Effective Date. Warrants granted hereunder shall become effective immediately upon the earliest to occur, for any reason whatsoever, of any one or more of the following events: (i) an Event of Default other than the mere failure to pay interest under the Convertible Secured Notes which is due in June 1996 or September 1996 or the mere failure to pay dividends on the Preferred Shares which is due on June 30, 1996 or September 30, 1996 (it being acknowledged that failure to pay interest on the Convertible Secured Notes due at any other time shall be deemed an Event of Default hereunder and thereunder), (ii) the failure of net income of the Company for 1996, determined in accordance with generally accepted accounting principles applied on a basis consistent with past periods, to be at least One United States Dollar ($1.00),
(iii) the failure of net income of the Company for 1997, determined in accordance with generally accepted accounting principles applied on a basis consistent with past periods, to be at least equal to Sixty Percent (60.0%) of the dollar amount of the principal and interest owed under the Convertible Secured Notes outstanding at the end of 1997, and/or (iv) for every year after 1997, the failure of net income of the Company, determined in accordance with generally accepted accounting principles applied on a basis consistent with past periods, to increase no less than the total of Ten Percent (10.0%) per year, on a compounded basis, plus Sixty Percent (60.0%) of the increase in dollar amount of principal and interest owed under the Convertible Secured Notes outstanding at the end of any such year over the immediately preceding year. The Company must provide written notice to the Holder of the occurrence of any of events set forth in the immediately preceding sentence no later that thirty (30) days after any such occurrence. The Warrants granted hereunder shall be wholly void and of no effect and the rights evidenced hereby will terminate unless exercised in accordance with the terms and provisions hereof before the date set forth in Section 2.

         IN WITNESS WHEREOF, the Company by its duly authorized officer has executed this Warrant as of the 22nd day of April, 1996.

PRINCETON DENTAL MANAGEMENT CORPORATION,
         a Delaware corporation, by:

______________________________
Charles Mitchell, D.D.S.
President and CEO
                                        Attest:
Corporate Seal
                                        ______________________________
                                        Secretary

STATE OF ILLINOIS         )
                          )        SS
COUNTY OF _______         )


         I, _____________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that Charles Mitchell, D.D.S., personally known to me to be the President and Chief Executive Officer of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes herein set forth.

         Given under my hand and seal this ________ day of _____________, 1996.

SEAL:

                                        _______________________________________
                                        NOTARY PUBLIC

My commission expires ______________.


STATE OF ILLINOIS         )
                          )        SS
COUNTY OF _________       )

         I, ______________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that ___________________, personally known to me to be the Secretary of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes herein set forth.

         Given under my hand and seal this ____ day of ________________, 1996.


SEAL:

                                        _______________________________________
                                        NOTARY PUBLIC



My commission expires ________________.

                                  EXHIBIT "A"

                              FRANK LEONARD LAPORT

                                   Notice to:

                              Frank Leonard Laport
                             7421 West 100th Place
                        Bridgeview, Illinois  60455-2442

                                with a copy to:

                               Kevin Cahill, Esq.
                                Brooks & Cahill
                       208 S. LaSalle Street, Suite 1855
                            Chicago, Illinois 60604

                                  EXHIBIT "B"


                                FORM OF EXERCISE

         The undersigned hereby irrevocably elects to exercise a purchase right pursuant to the terms of this Warrant for, and to purchase thereunder, ___________________________ ___________________________________ Shares of
Princeton Dental Management Corporation, a Delaware corporation, and herewith makes payment of $________________________ per Share, or a total of $____________________________ therefor, and requests that such Shares be issued to:


                                        ________________________________

                                        _________________________________
                                        (Title)

                                        _________________________________
                                        (Print Name)

                                        _________________________________
                                        (Address)

                                        _________________________________

                                        _________________________________

Dated:_________________________         _________________________________
                                        (Identification Number, if assigned by
                                                  a Governing Authority)

         THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ANY TRANSFER THEREOF IS SUBJECT TO COMPLIANCE WITH SUCH LAWS AND THE TERMS OF THIS WARRANT.


                           WARRANT TO PURCHASE UP TO
                 134,062 UNREGISTERED SHARES OF COMMON STOCK OF
                    PRINCETON DENTAL MANAGEMENT CORPORATION

NO. __


         FOR VALUE RECEIVED, Princeton Dental Management Corporation, a Delaware corporation located at 2358 Hassell Road, Hoffman Estates, Illinois 60195 (the "Company"), promises to issue in the name of, and sell and deliver to the party identified on Exhibit A attached hereto and incorporated herein, together with its successors, transferees and assigns (the "Holder") (when the context requires, the Company and the Holder shall be collectively referred to as the "Parties"), a certificate or certificates for an aggregate of One Hundred Thirty Four Thousand Sixty Two (134,062) unregistered shares of Common Stock, One Ten Thousandth of One United States Dollar (U.S.$.0001) par value per share (the "Shares"), of the Company, upon payment therefor of Ten United States Cents ($0.10) per Share in lawful funds of the United States of America (the "Exercise Price") pursuant to the terms hereof.

         1. Definitions. Unless defined otherwise, any term used herein which has the first letters thereof capitalized, exclusive of prepositions and articles, shall be defined as such capitalized term is defined in that certain Series A 11.75% Cumulative Convertible Preferred Stock Purchase Agreement, dated as of April 22, 1996 ("Purchase Agreement"), by and between the Parties (which such Purchase Agreement is hereby incorporated herein and made a part hereof by this reference thereto).

         2. Exercise of Warrant. The Holder of this Warrant shall be entitled to purchase such numbers of Shares at any time over approximately a ten (10) year period commencing on the effective date of this Warrant and ending at 6:01 P.M. Eastern Standard Time on the date ten (10) years after such date.

         In case the Holder of this Warrant shall desire from time to time to exercise this Warrant in whole or in part, the Holder shall surrender a copy of this Warrant, with a copy of the form of exercise notice marked Exhibit B, which is attached hereto, incorporated herein and made a part hereof by this reference thereto, duly executed by the Holder (said exercise notice shall bear an original signature of the Holder), to the Company, accompanied by payment of the Exercise Price.

         This Warrant may be exercised in whole or in part but not for fractional Shares. In case of the exercise in part only, the Company shall immediately deliver to the Holder a new Warrant of like tenor for the remaining Shares. This Warrant, at any time prior to the exercise hereof, upon presentation and surrender to the Company may be exchanged for another Warrant or other Warrants of like tenor in the name of such Holder exercisable for the same aggregate number of Shares as the Warrant or Warrants surrendered.

         3. No Voting Rights. This Warrant shall not entitle the Holder hereof to any voting right (except as required by law) or to other rights as a shareholder of the Company. However, Holders of Shares received upon exercise of this Warrant shall have such voting rights and all other rights as other shareholders of the Company.

         4. Covenants of the Company. The Company hereby covenants and agrees that prior to the expiration of this Warrant by exercise or by its terms:

                 a. The Company will not by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all provisions of this Warrant and in the taking of all other actions that may be necessary in order to protect the rights of the Holder against dilution.

                 b. The Company shall not issue any shares of common stock or any other equity of the Company without the prior written consent of Holder, and upon any such issuance, this Warrant shall be modified so that the number of shares issuable hereunder shall represent the same percentage of the fully diluted equity of the Company as before such issuance.

                 c. The Company shall at all times reserve and keep available, out of its authorized and unissued share capital, solely for the purpose of providing for the exercise of the Warrant, forthwith upon the request of the Holder of the Warrants then outstanding and in effect, such numbers of Shares as shall, from time to time, be sufficient for the exercise in full of the Warrants. The Company shall, from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its share capital if at any time the number of Shares remaining unissued and unreserved for other purposes shall not be sufficient to permit the exercise of the Warrants then outstanding and in effect.

         Notwithstanding the foregoing, the Company and the Holder acknowledge that as of the date of this Warrant, the Company has 16,880,130 shares of authorized and unissued shares of its common stock available for the purpose of issue upon (1) the exercise, in whole, of the conversion rights of the Series A 11.75% Cumulative Convertible Preferred Stock of the Company (the "Series A Preferred Stock") and the convertible secured notes issued pursuant to that certain Convertible Debt Agreement dated as of April 22, 1996 by and between the Company and Amsterdam Equities Limited ("Convertible Debt Agreement") and
(2) the exercise, in whole, of this Warrant, the FLL Warrant, the Amsterdam Warrant No. 1 and the Amsterdam Warrant No. 2 (collectively, the "Other Warrants"). If the amount, of shares authorized and unissued is insufficient, to effect, in whole, the conversion and/or exercise in whole, of the Preferred Stock, the convertible secured notes issued pursuant to the Convertible Debt Agreement, this Warrant and the Other Warrants, (2) then, upon the request of the Holder, the Company shall take all actions necessary to increase the number of authorized shares in an amount sufficient to issue all shares issuable pursuant to the conversion rights represented by the Convertible Secured Notes, the Series A Preferred Stock, and the exercise of this Warrant and the Other Warrants.

         5. Loss, Theft, Destruction or Mutilation. In case this Warrant shall become mutilated or defaced or be destroyed, lost or stolen, the Company shall execute and deliver a new Warrant in exchange for and upon surrender and cancellation of such mutilated or defaced Warrant or in lieu of and substitution for such Warrant so destroyed, lost or stolen, upon the Holder of such Warrant filing with the Company such reasonable evidence (an affidavit shall suffice) that such Warrant has been so mutilated, defaced, destroyed, lost or stolen and of the ownership thereof by the Holder; provided, however, that the Company shall be entitled, as a condition to the execution and delivery of such new Warrant, to demand reasonable indemnity and payment of expenses and charges incurred in connection with the delivery of such new Warrant, and may, if reasonable under the circumstances, request a bond from the Holder. All Warrants so surrendered to the Company shall be canceled.

         6. Record Owner. At the time of the surrender of this Warrant, together with the payment of the Exercise Price, the person exercising this Warrant shall be deemed to be the Holder of record of the Warrants deliverable upon such exercise, in whole or in part, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such securities shall not then be actually delivered to such person.

         7. Fractional Securities. No fractional Shares, fractional warrants, fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for on such exercise, the Holder may elect to remit to the Company an amount in cash equal to the difference between such fraction and one, multiplied by the Exercise Price, and the Company will issue the Holder one Share in addition to the number of whole shares required by the exercise of the Warrant.

         8. Original Issue Taxes. The Company shall pay all United States, state, local and any other original issue taxes, if any, upon the issuance of this Warrant or the Shares deliverable upon exercise hereof.

          9. Notices. All notices, requests and other communications provided for hereunder shall be in writing and sent by first class or equivalent mail of the country of origin, registered or certified, postage prepaid and return receipt requested or delivered personally or by courier against written acknowledgement of receipt (i) if to the Company, at 2358 Hassell Road, Hoffman Estates, Illinois 60195, with a copy to John F. Mahoney, Esq., Chuhak & Tecson, 225 West Washington Street, Suite 1300, Chicago, Illinois, 60606, (ii) if to the Holder, at the address designated for such Holder on Exhibit A (unless otherwise indicated by Holder). All such notices and other communications shall be effective on the date of delivery to the party receiving such notice, as evidenced by the date set forth on the receipt signed by the party receiving such notice.

         10. Restrictions on Transferability. The Warrant and the Shares issuable upon exercise of this Warrant may be transferred by the Holder pursuant to any applicable exemption from registration under the Securities Act of 1933, as amended, or applicable state securities laws.

         Further, this Warrant, and the Shares issuable upon exercise of this Warrant, have not yet been registered under the Securities Act. Accordingly, this Warrant, all replacement Warrants and the stock certificates representing the Shares shall, prior to registration pursuant to the Registration Agreement, bear the following legend:

         THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED EITHER UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND ANY TRANSFER THEREOF IS SUBJECT TO COMPLIANCE WITH SUCH LAWS AND THE TERMS OF THIS WARRANT.


         11. Entire Agreement and Modification. The Company and the Holder of this Warrant hereby represent and warrant that, except for the provisions of the Purchase Agreement and that certain Registration Agreement, dated as of April 22, 1996 by and between the Company and the Holder (which such Registration Agreement is hereby incorporated herein and made a part hereof by this reference thereto) this Warrant is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the Parties with respect to the subject matter of this Warrant, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Warrant shall be in any way invalidated, empowered or affected. A modification or waiver of any of the terms, conditions or provisions of this Warrant shall be effective only if made in writing and executed with the same formality as this Warrant.

         12. Authorization. The undersigned have been duly authorized by the Company to execute this Warrant, and any related agreements between the Company and the Holder, the signatures of the undersigned are binding upon the Company, and their execution of this Warrant does not constitute a breach of any existing agreement to which the Company is a party.

         13. Effective Date. Warrants granted hereunder shall become effective immediately upon the earliest to occur, for any reason whatsoever, of any one or more of the following events: (i) an Event of Default other than the mere failure to pay interest under the Convertible Secured Notes which is due in June 1996 or September 1996 or the mere failure to pay dividends on the Preferred Shares which is due on June 30, 1996 or September 30, 1996 (it being acknowledged that failure to pay interest on the Convertible Secured Notes due at any other time shall be deemed an Event of Default hereunder and thereunder), (ii) the failure of net income of the Company for 1996, determined in accordance with generally accepted accounting principles applied on a basis consistent with past periods, to be at least One United States Dollar ($1.00), (iii) the failure of net income of the Company for 1997, determined in accordance with generally accepted accounting principles applied on a basis consistent with past periods, to be at least equal to Sixty Percent (60.0%) of the dollar amount of the principal and interest owed under the Convertible Secured Notes outstanding at the end of 1997, and/or (iv) for every year after 1997, the failure of net income of the Company, determined in accordance with generally accepted accounting principles applied on a basis consistent with past periods, to increase no less than the total of Ten Percent (10.0%) per year, on a compounded basis, plus Sixty Percent (60.0%) of the increase in dollar amount of principal and interest owed under the Convertible Secured Notes outstanding at the end of any such year over the immediately preceding year. The Company must provide written notice to the Holder of the occurrence of any of events set forth in the immediately preceding sentence no later that thirty (30) days after any such occurrence. The Warrants granted hereunder shall be wholly void and of no effect and the rights evidenced hereby will terminate unless exercised in accordance with the terms and provisions hereof before the date set forth in Section 2.

         IN WITNESS WHEREOF, the Company by its duly authorized officer has executed this Warrant as of the 22nd day of April, 1996.

PRINCETON DENTAL MANAGEMENT CORPORATION,
         a Delaware corporation, by:


______________________________
Charles Mitchell, D.D.S.
President and CEO
                                        Attest:
Corporate Seal
                                        ______________________________________
                                        Secretary

STATE OF ILLINOIS         )
                          )        SS
COUNTY OF _______         )


         I, _____________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that Charles Mitchell, D.D.S., personally known to me to be the President and Chief Executive Officer of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes herein set forth.

         Given under my hand and seal this ________ day of _____________, 1996.

SEAL:

                                        _______________________________________
                                        NOTARY PUBLIC

My commission expires ______________.


STATE OF ILLINOIS         )
                          )        SS
COUNTY OF _________       )

         I, ______________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that ___________________, personally known to me to be the Secretary of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes herein set forth.

         Given under my hand and seal this ____ day of ________________, 1996.


SEAL:

                                        _______________________________________
                                        NOTARY PUBLIC

My commission expires _______________.

                                  EXHIBIT "A"

        BEVERLY TRUST COMPANY, AS CUSTODIAN OF THE FRANK LEONARD LAPORT
             ROLLOVER INDIVIDUAL RETIREMENT ACCOUNT NUMBER 75-49990

                                   Notice to:

                           10312 South Cicero Avenue
                           Oak Lawn, Illinois  60453

                                with copies to:

                               Kevin Cahill, Esq.
                                Brooks & Cahill
                       208 S. LaSalle Street, Suite 1855
                            Chicago, Illinois 60604

                                      and

                              Frank Leonard Laport
                             7421 West 100th Place
                        Bridgeview, Illinois  60455-2442

                                  EXHIBIT "B"


                                FORM OF EXERCISE

         The undersigned hereby irrevocably elects to exercise a purchase right pursuant to the terms of this Warrant for, and to purchase thereunder, ___________________________ ___________________________________ Shares of
Princeton Dental Management Corporation, a Delaware corporation, and herewith makes payment of $________________________ per Share, or a total of $____________________________ therefor, and requests that such Shares be issued to:


                                        ________________________________


                                        _________________________________
                                        (Title)

                                        _________________________________
                                        (Print Name)

                                        _________________________________
                                        (Address)

                                        _________________________________


                                        _________________________________

Dated:_________________________
                                        _________________________________
                                        (Identification Number, if assigned by
                                        a Governing Authority)

                                                                        235347.5
                             REGISTRATION AGREEMENT



         This REGISTRATION AGREEMENT ("Agreement") is made as of April 22, 1996, between Princeton Dental Management Corporation, a Delaware corporation (the "Company"), and Frank Leonard Laport ("FLL"), Beverly Trust Company, as Custodian of the Frank Leonard Laport Rollover Individual Retirement Account Number 75-49990 ("Laport IRA") and Amsterdam Equities Limited ("Amsterdam") (FLL, Laport IRA and Amsterdam, together with their successors, transferees and assigns, are collectively referred to herein as the "Stockholders") (when the context requires, the Company and the Stockholders shall be collectively referred to as the "Parties").

                                R E C I T A L S:


         WHEREAS, the Company has agreed to sell to the Stockholders, and the Stockholders have agreed to purchase from the Company, certain convertible preferred stock of the Company pursuant to a certain Series A 11.75% Cumulative Convertible Preferred Stock Purchase Agreement by and among the Company and the Stockholders dated as of April 22, 1996 (the "Purchase Agreement").

         WHEREAS, the Company has agreed to sell to Amsterdam Equities Limited ("Other Stockholder"), and the Other Stockholder has agreed to purchase from the Company, certain convertible notes of the Company pursuant to a certain Convertible Debt Agreement by and among the Company and Amsterdam, dated as of April 22, 1996 (the "Convertible Debt Agreement").

         WHEREAS, concurrently with the execution of this Agreement, the Company and the Other Stockholder will enter into a Registration Agreement (the "Other Registration Agreement") in substantially the same form as this Agreement.

         WHEREAS, in partial consideration for such purchase, the Company has agreed to provide the Stockholders with the registration rights set forth in this Agreement.

         NOW THEREFORE, the Parties hereto agree as follows:

         1.      Definitions.

                 (a) Amsterdam Registrable Securities: Amsterdam Registrable Securities means the Registrable Securities as defined in the Other Registration Agreement.

                 (b) Capitalized Terms: Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in the Purchase Agreement (which is hereby incorporated herein and made a part hereof by the reference thereto).

                 (c) Persons: The term "Person" means an individual, a partnership, a corporation, a limited liability company or a trust.

                          (d)     Registrable Securities:  The term
                 "Registrable Securities" shall be defined as: (i) any and all shares of Common Stock of the Company issued pursuant to the terms of the Purchase Agreement including, without limitation,
                 (A) all shares of Common Stock of the Company obtained as a result of the conversion of the Preferred Stock pursuant to
                 Section 7 of the Certificate of Designation of the Preferred Stock, and (B) all shares of Common Stock of the Company obtained as a result of the provisions set forth in Section 9 of the Certificate of Designation of the Preferred Stock; (ii) any shares of Common Stock of the Company issued pursuant to the terms of those certain Warrants To Purchase Up To 268,125 Unregistered Shares, 134,063 Unregistered Shares and 134,062 Unregistered Shares (respectively) Of Common Stock Of Princeton Dental Management Corporation dated as of April 22, 1996 issued to Amsterdam, FLL and Laport IRA, respectively, and (iii) any securities issued or issuable in respect to securities included in foregoing items (i)-(ii) (the "Primary Securities") by way of any distribution of securities or pursuant to any stock dividend, stock split or combination, recapitalization, merger, consolidation, or other reorganization of the Company affecting the Primary Securities. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

         2. Registration Rights. At any time and from time to time after the date hereof, the Company shall file and use its best efforts to cause to become effective a registration statement to register any and all Registrable Securities under the Act (a "Demand Registration") when and as directed by the then holders of a majority of the Amsterdam Registrable Securities. Each written request for a registration shall specify the approximate number of Registrable Securities requested to be registered, the identity of the holders of Registrable Securities demanding such registration, the form such registration is to be effected on and the anticipated per share price range for such offering. Within ten (10) days after receipt of notice of registration, the Company shall give written notice of such demand to all other holders of Registrable Securities. The Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the date of the Company's notice of the registration to holders of Registrable Securities. The Company shall file and use its best efforts to cause to become effective a registration statement covering all Registrable Securities to be so registered under the Act no later than the ninetieth (90th) calendar day from the date of the original notice to the Company. If the Company is unable to so register such Registrable Securities within ninety (90) calendar days, then the Company shall issue pro rata to each holder of Registrable Securities who had requested such registration additional shares of Common Stock (which shall be Registrable Securities) in the amount equal to the product of (i) the number of Registrable Securities requested to be registered by such holder, and (ii) the difference between the fair market value of a share of Common Stock on the business day immediately following the ninetieth (90th) calendar day after which the notice to register was delivered (as determined by the average of the NASDAQ high and low sales price on such business day (or whatever market quotation as may be relevant at the time)) and the fair market value of a share of Common Stock on the business day immediately following the effective date of the registration statement (as defined in Section 3(l)) covering such shares of Common Stock (as determined by the average of the NASDAQ high and low sales price per share on such day (or whatever market quotation as may be relevant at the time)); provided, however, that if the fair market value of such a share has, in such instance, increased, the Company shall not be required to grant to the holders of Registrable Securities then registering their shares any additional shares of Common Stock; further, provided, that in no event shall any holder of Registrable Securities ever be required to return any shares of Common Stock to the Company pursuant to the terms hereof. Once any registration pursuant to this Section 2 is commenced, the Company shall use its best efforts to complete such registration as expeditiously as possible. All expenses incurred in connection with such registration shall be paid by the Company as provided in Section 4 herein.

                 In the event any securities to be sold by holders of Registrable Securities pursuant to a registration under this Section 2 are not sold in accordance with the plan of distribution set forth in the registration statement within nine (9) months after the effective date of the registration statement, then such shares shall be deemed not to have been registered pursuant to Section 2 and shall remain Registrable Securities.

                 Nothing in this Agreement shall be deemed to require any holder of Registrable Securities to exercise its rights of conversion with respect to, or its rights to acquire, any Registrable Securities, either as a condition to demanding or requesting registration hereunder or at any other time.

         3. Registration Procedures. No later than the applicable date referenced in Section 2 herein for registration of the Registrable Securities, the Company shall register such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company shall:

                 (a) prepare and file with the Securities and Exchange Commission ("SEC") a registration statement on such form as the holders of a majority of the Registrable Securities shall specify and which the Company shall be permitted to use with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities copies of all such documents proposed to be filed a reasonable time prior to filing, which documents shall be subject to the review and comment of such counsel and the inclusion of such material as such counsel may reasonably request);

                 (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to (i) keep such registration statement effective for a period of not less than nine (9) calendar months and (ii) comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;


                 (c) furnish to each holder of Registrable Securities and the underwriters, if any, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such holder may request in order to facilitate the disposition of the Registrable Securities owned by such holder;

                 (d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any holder requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

                 (e) notify each holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Act, of the receipt by the Company of any notifications with respect to suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or of the happening of any event known to the Company as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                 (f) cause all such Registrable Securities to be listed on each securities exchange or quoted on each interdealer quotation system on which similar securities issued by the Company are then listed or quoted, or if similar securities are not then listed or quoted, to cause such securities to become listed or quoted prior to the sale of Registrable Securities pursuant to the registration hereunder;

                 (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement and facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold under the registration statement, in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the holders of Registrable Securities may request;

                 (h) enter into such customary and reasonable agreements (including underwriting agreements in customary and reasonable form) and take all such other actions as the holders of a majority of the Registrable Securities, or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);


                 (i) make available for inspection by any holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company as may be reasonably requested, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such holder, underwriter, attorney, accountant or agent in connection with such registration statement;

                 (j) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the holders thereof to consummate the disposition of such Registrable Securities;

                 (k) obtain for the benefit of the holders of Registrable Securities and the underwriters, if any, a comfort letter from the Company's independent public accountants and a legal opinion from the Company's counsel, each in customary and reasonable form and covering such matters of the type customarily and reasonably covered by comfort letters and legal opinions as the holders of a majority of the Registrable Securities reasonably request;

                 (l) otherwise use its reasonable efforts to comply in all material respects with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first month after the "effective date of the registration statement" (as determined in accordance with the provisions of Rule 158(c) of the Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

                 (m) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

                 (n) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable efforts promptly to obtain the withdrawal of such order.

If any such registration or comparable statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of the Company and if in its sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require the insertion therein of language, in form and substance satisfactory to such holder and presented to the Company in writing, to the effect that the holding by such holder of such securities is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company.


         4. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne in their entirety by the Company; provided, that the Company shall, in addition, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance (relating exclusively to any such liability insurance in effect as of the date hereof) and the expenses and fees for listing the securities to be registered on each securities exchange or interdealer quotation system on which similar securities issued by the Company are then listed.

         5.      Indemnification.

                 (a) The Company agrees to indemnify each holder of Registrable Securities covered by such registration statement, its officers, directors, partners, stockholders, employees, agents, trustees and each Person who controls such holder (within the meaning of the Act) against all losses, claims, damages, liabilities and expenses or amounts paid in settlement caused by (i) any violation or alleged violation of federal or state securities laws caused by the execution or implementation of this Agreement and (ii) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. The payments required by this Section 5(a) will be made periodically during the course of the investigation or defense, when and as bills are received or expenses incurred.

                 (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its director and officers and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that such obligation to indemnify will be several, not joint and several, among such holders of Registrable Securities and the liability of each such holder will be in proportion to and limited to the net amount received by such holder from the sale of Registrable Securities pursuant to such registration statement.

                 (c) Any Person (an "Indemnified Person") entitled to indemnification hereunder will (i) give prompt written notice to the party against whom indemnification is sought (the "Indemnifying Person") of any claim with respect to which it seeks indemnification (but the failure to provide such notice shall not release the Indemnifying Person of its indemnification obligations hereunder, unless the Indemnifying Person has been prejudiced by such failure to provide such notice and then only to the extent of such prejudice) and (ii) unless in such Indemnified Person's reasonable judgment, a conflict of interest between such Indemnified Person and the Indemnifying Person may exist with respect to such claim, permit the Indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person, provided that the Indemnifying Person does so diligently and in good faith. If such defense is assumed, the Indemnifying Person will not be subject to any liability for any settlement made by the Indemnified Person without the Indemnifying Person's consent (but such consent will not be unreasonably withheld). An Indemnifying Person who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one (1) counsel for all parties indemnified by the Indemnifying Person with respect to such claim, unless in the reasonable judgment of any Indemnified Person, a conflict of interest may exist between such Indemnified Person and any other Indemnified Person with respect to such claim.

                 (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, shareholder or controlling person of such indemnified party and shall survive the transfer of securities.

                 (e) The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

         6. Selection of Underwriters. The holders of a majority of the Registrable Securities included in any registration shall have the right to select the investment banker(s) and manager(s) to administer the offering, subject to the Company's approval which will not be unreasonably withheld.

         7. Participation in Underwritten Registrations. No person may participate in any registration hereunder which is underwritten unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements reasonably suggested by the Company's underwriters and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements not inconsistent with this Agreement. The provisions of this Section shall in no way limit any holders of Registrable Securities rights pursuant to this Agreement to registration hereunder in a non-underwritten registration.

         8. Priority on Demand Registrations. The Company will not include in any registration hereunder any securities which are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities included in such registration. If a registration hereunder is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in such offering, without adversely affecting the marketability of the offering, the Company will include in such registration in the case of a registration requested by the holders of a majority of the Registrable Securities, (x) first, the Registrable Securities requested to be included in such registration, (y) second, other securities issued pursuant to the terms and provisions of the Preferred Stock Purchase Agreement which the Other Stockholder requests to be included in such registration, and (z) third, other securities requested to be included in such registration.

Unless otherwise agreed by the Company, any Persons other than holders of Registrable Securities who participate in Demand Registrations must pay their share of the Registration Expenses as provided in Section 4.

         9. Security Issuance, Other Registration Rights. Except as provided in this Agreement, the Convertible Debt Agreement, or the Preferred Stock Purchase Agreement, the Company will not (i) issue or sell any of its securities of any kind, (ii) register any of its securities for sale under the Act or any state securities law or (iii) grant to any Persons the right to request or require the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of Registrable Securities; provided that the Company may grant rights to other Persons to (i) participate in Piggyback Registrations so long as such rights are subordinate to the rights of the holders of Registrable Securities with respect to such Piggyback Registrations and (ii) request registrations so long as the holders of Registrable Securities are entitled to participate in any such registrations with such Persons pro rata on the basis of the number of shares owned by each such holder and any such registration is subject to the approval of the holders of a majority of the Registrable Securities.

         10.     Piggyback Registrations.

                 (a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Act (other than pursuant to a registration hereunder) as permitted by Section 9 and the registration form to be used may be used for the registration of Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration at least thirty (30) days prior to the anticipated filing date of the registration statement relating to such registration. Such notice will offer the holders of Registrable Securities the opportunity to include in such registration statement such Registrable Securities as each holder may request in writing within twenty (20) days after the receipt of the Company's notice. Except as provided in paragraphs 10(c), 10(d) and 10(e) below, the Company shall include in any such registration statement all such Registrable Securities requested to be included.

                 (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

                 (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration and (iii) third, other securities requested to be included in such registration.

                 (d) Priority on Secondary Registrations. Except as otherwise provided in Section 8 hereof, if a Piggyback Registration is an underwritten primary registration other than on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration the securities requested to be included in such registration reduced pro rata in accordance with the original number of securities requested to be included.

                 (e) Withdrawal by Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in Section 10(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, given written notice of such determination to each holder of Registrable Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).

         11. Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 2 or Section 10, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least nine (9) months has elapsed from the effective date of such previous registration, unless a shorter period of time is approved by the holders of a majority of Registrable Securities included in such registration.

         12.     Holdback Agreements.  Notwithstanding the provisions of
Section 9, the Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the thirty (30) days prior to and during the 270-day period beginning on the effective date of any underwritten registration hereunder or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to cause each holder of at least 5% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

         13. Creditor Standstill. During the 270-day period beginning on the effective date of any underwritten registration pursuant to Section 2 hereof, the Stockholders shall not make any demands for registration pursuant to Section 2 hereof. During the 180-day period beginning on the effective date of any underwritten registration pursuant to Section 2 of the Other Registration Agreement, the Stockholders shall not make any demand for registration pursuant to Section 2 hereof.

         14. Stock Legends. When and to the extent permitted by the Act, the Company shall provide to the holders of Registrable Securities, at no cost or expense to such holders, equivalent stock certificates without restrictive legends of any kind to evidence that their shares of the Company's Common Stock are not restricted securities under the Act.

         15. Current Public Information. The Company shall use its best efforts to file the reports required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (or, if the Company is not required to file such reports, it shall, upon the request of the holders of a majority of the Registrable Securities, use its best efforts to make publicly available sufficient information, for so long as necessary, to permit sales under Rule 144 under the Act), and it shall use its best efforts to take such further action as the holders of a majority of the Registrable Securities may reasonably request, all to the extent required from time to time to enable the holders of a majority of the Registrable Securities to sell the Registrable Securities, without registration under the Act within the limitation of the exemptions provided by (a) Rule 144 under the Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by
the SEC.   Upon the request of the holders of a majority of the Registrable
Securities, the Company will deliver to the holders of a majority of the Registrable Securities a written statement as to whether it has complied with such requirements.

         16.     Miscellaneous.

                 (a) Remedies. Any person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                 (b) Amendments and Waivers. The Company may agree to an amendment of the provisions of this Agreement and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of holders of at least a majority of the Registrable Securities.

                 (c) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the Parties shall bind and inure to the benefit of the respective successors and assigns of the Parties whether so expressed or not.

                 (d) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered or by courier against written acknowledgment of receipt or mailed by registered mail, postage prepaid and return receipt requested, to the Company at Princeton Dental Management Corporation, 2358 Hassell Road, Hoffman Estates, Illinois 60195, and to the Stockholders at their respective business addresses provided by the Stockholders in the Purchase Agreement, or, if changed by a Stockholder hereafter by notice from such Stockholder to the Company in accordance with the provisions set forth herein, at said new address provided by such Stockholder to the Company. Notice pursuant to this Section shall be deemed received on the date of delivery to the party receiving such notice as evidenced by the date set forth on the receipt signed by the party receiving such notice.

                 (e) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of law, without giving effect to principles of conflicts of laws, and in all other respects. The Parties agree that all actions and proceedings in any way, manner or respect arising out of or from or related to this Agreement shall be litigated in courts having situs within the County of Cook, State of Illinois, and the Parties hereby covenant and submit to the jurisdiction of any local, state or federal court located within said county and state.

                 (f)      Severability.      If any provision of this Agreement
         is held to be invalid, illegal or unenforceable in any respect under applicable jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision, but this Agreement will be deemed reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

                 (g) Authorization. Those persons signing on behalf of the Company have been duly authorized by the Company to execute this Agreement, and any related agreements between the Company and the Stockholders, the signatures of the undersigned are binding upon the Company, and their execution of this Agreement does not constitute a breach of any existing agreement to which the Company is a party.

                 (h) Entire Agreement and Modification. The Company and the Stockholders hereby represent and warrant that, except for the provisions of the Purchase Agreement and the Warrants (all of which are hereby incorporated herein and made a part hereof by these references thereto) this Agreement is intended to and does contain and embody all of the understandings and agreements, both written and oral, of the Parties with respect to the subject matter of this Agreement, and that there exists no oral agreement or understanding, express or implied, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. A modification or waiver of any of the terms, conditions or provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement.



                            [END OF TEXT THIS PAGE]

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.



                                        _______________________________________
                                        Frank Leonard Laport


                                        Beverly Trust Company, as Custodian of
                                        the Frank Leonard Laport Rollover
                                        Individual Retirement Account Number
                                        75-49990


                                        By:     _______________________________
                                        Name:   _______________________________
                                        Title:  _______________________________




                                        Amsterdam Equities Limited



                                        By:     _______________________________
                                        Name:   _______________________________
                                        Title:  _______________________________


                                        Princeton Dental Management Corporation, a Delaware Corporation



                                        By:     _______________________________
                                        Name:   Charles Mitchell, D.D.S.
                                        Title:  President and CEO

STATE OF ILLINOIS         )
                          )        SS
COUNTY OF COOK            )


         I, ___________________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that Charles Mitchell, D.D.S., personally known to me to be the President and Chief Executive Officer of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes herein set forth.

         Given under my hand and seal this 22nd day of April, 1996.


SEAL:

                                        _____________________________________
                                        NOTARY PUBLIC
My commission expires _____________.


STATE OF ILLINOIS)
                 )        SS
COUNTY OF COOK   )


         I, ___________________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that _________________, personally known to me to be the Secretary of Princeton Dental Management Corporation, a Delaware corporation, appeared before me this day in person and acknowledged that as such officer he signed and delivered such instrument as his free and voluntary act and with due authorization, and as the free and voluntary act of the Company, for the uses and purposes herein set forth.

         Given under my hand and seal this 22nd day of April, 1996.


SEAL:

                                        _____________________________________
                                        NOTARY PUBLIC
My commission expires _____________.

                                   EXHIBIT A

                              COLLATERAL DOCUMENTS

                                  DEFINITIONS

DEFINITIONS                                       PARTY

Group                                             The Investor Group

PDMC                                              Princeton Dental Management
                                                  Corporation, a Delaware
                                                  corporation

Mason Midwest                                     Mason Dental Midwest, Inc.,
                                                  a Michigan corporation and a
                                                  wholly-owned subsidiary of
                                                  PDMC

Mason Southeast                                   Mason Dental Southeast,
                                                  Inc., a Florida corporation
                                                  and a wholly- owned
                                                  subsidiary of PDMC

Midwest Princeton Medical Management Midwest, Inc., a Michigan corporation and a wholly-owned subsidiary of
                                                  PDMC

Northeast                                         Princeton Medical
                                                  Management Northeast, Inc., a
                                                  Pennsylvania corporation and
                                                  a wholly-owned subsidiary of
                                                  PDMC

Southeast                                         Princeton Medical
                                                  Management Southeast, Inc., a
                                                  Florida corporation and a
                                                  wholly-owned subsidiary of
                                                  PDMC


1. Stock Pledge Agreements dated 1/13/95 pledging stock in each of Mason Midwest, Mason Southeast, Midwest Northeast, and Southeast by PDMC

2. Secured Revolving Demand Note with Allonge dated 1/27/95 and Amendment dated 3/9/95

3.       General Business Security Agreement between PDMC and the Group dated
         1/13/95

4. Assignment separate from certificate executed in blank by PDMC for stock in Mason Midwest

5. Assignment separate from certificate executed in blank by PDMC for stock in Mason Southeast

6. Assignment separate from certificate executed in blank by PDMC for stock in Midwest

7. Assignment separate from certificate executed in blank by PDMC for stock in Northeast

8. Assignment separate from certificate executed in blank by PDMC for stock in Southeast

9. General Business Security Agreements in favor of the Group securing the Secured Revolving Demand Note by Mason Midwest dated 1/13/95

10. General Business Security Agreements in favor of the Group securing the Secured Revolving Demand Note by Mason Southeast dated 1/13/95

11. Collateral Assignment of Rights under Acquisition Agreement by PDMC to the Group dated 1/13/95

12. Collateral Assignment of Rights under Management Agreement by each of Midwest dated 1/13/95

13. Collateral Assignment of Rights under Management Agreement by each of Southeast (2) dated 1/13/95

14. Collateral Assignment of Rights under Acquisition Agreement by each of Midwest dated 1/13/95

15. Collateral Assignment of Rights under Management Agreement by each of Northeast dated 1/13/95

16.      Consent to Collateral Assignment of Contract Rights by PDMC dated
         1/13/95

17. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Fairfield Dental Center, P.A. dated 1/13/95

18. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Florida Dental Team, P.A. dated 1/13/95

19. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Amdent, P.C. dated 12/__/94

20. Consent to the Collateral Assignment of Rights of the Assigned Agreement by C.D. Nunnelley D.D.S. & Associates, Inc.

21. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Clement W. Barfield D.D.S.

22. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Philip A. Payne, D.D.S.

23. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Dental Laser Center of the Palm Beaches, Inc.

24. Consent to the Collateral Assignment of Rights of the Assigned Agreement by The Dental Team of Boca Raton, Inc.

25. Consent to the Collateral Assignment of Rights of the Assigned Agreement by The Dental Team of Boynton Beach, Inc.

26. Consent to the Collateral Assignment of Rights of the Assigned Agreement by The Dental Team of Coral Springs, Inc.

27. Consent to the Collateral Assignment of Rights of the Assigned Agreement by The Dental Team of Deerfield Beach, Inc.

28. Consent to the Collateral Assignment of Rights of the Assigned Agreement by The Dental Team of Delray Beach, Inc.

29. Consent to the Collateral Assignment of Rights of the Assigned Agreement by The Dental Team of Pompano Beach, Inc.

30. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Palm Beach Dental Services, Inc.

31. Consent to the Collateral Assignment of Rights of the Assigned Agreement by PBD Supply, Inc.

32. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Pompano Square Dental Lab, Inc.

33. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Jerry I. Bratman, D.D.S. dated 12/__/94

34. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Theodore M. Strauss, D.D.S. dated 12/__/94

35. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Richard J. Staller, D.D.S. dated 1/13/95

36. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Glenn C. Lehr, D.D.S. dated 12/__/94

37. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Laurence S. Baluch dated 12/31/95

38. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Lawrence D. Kunze dated 12/31/95

39. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Gary A. Lockwood dated 12/31/95

40. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Donnel M. Dickerson dated 12/31/94

41. Consent to the Collateral Assignment of Rights of the Assigned Agreement by The Island Group dated 12/31/94

42. Consent to the Collateral Assignment of Rights of the Assigned Agreement by Century Dental Center, I, P.C. dated 1/13/95

43. Consent of Director authorizing the transaction and the documents to be entered into in connection therewith by PDMC

44. Consent of Director authorizing the transaction and the documents to be entered into in connection therewith by Mason Midwest

45. Consent of Director authorizing the transaction and the documents to be entered into in connection therewith by Mason Southeast

46. Consent of Director authorizing the transaction and the documents to be entered into in connection therewith by Midwest


47. Consent of Director authorizing the transaction and the documents to be entered into in connection therewith by Northeast


48. Consent of Director authorizing the transaction and the documents to be entered into in connection therewith by Southeast

49. UCC-1 Financing Statement securing the Group's security interest in PDMC assets filed 5/16/95

50.      Filing Interim PDMC UCC's - 5/15/95 (not filed)

51. UCC-1 Financing Statements perfecting the Group's security interest in the assets of Mason Midwest filed 5/16/95

52. UCC-1 Financing Statements perfecting the Group's security interest in the assets of Mason Southeast filed 5/16/95

53. UCC-1 Financing Statements securing the Group's security interest in the Assignments by Midwest filed 5/16/95

54. UCC-1 Financing Statements securing the Group's security interest in the Assignments by Northeast (not filed)

55. UCC-1 Financing Statements securing the Group's security interest in the Assignments by Southeast (not filed)